UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Shareholders:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Camden National Corporation, which will be held on Tuesday, April 25, 2017, at 3:00 p.m., local time, at Point Lookout Conference Center, Hedges Hall, 67 Atlantic Highway, Lincolnville, Maine 04849 (together with any adjournments or postponements thereof, the “Annual Meeting”). The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card are enclosed, along with our Summary Annual Report and Annual Report on Form 10-K.

The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you complete, sign, date and mail the enclosed Proxy Card in the enclosed postage-paid envelope, or vote by telephone or the Internet, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the Annual Meeting may withdraw their proxy and vote in person if they wish to do so. Your vote is extremely important, so please act at your earliest convenience.

We appreciate your continued interest in Camden National Corporation.

Sincerely,

Karen W. Stanley
Chair of the Board

Gregory A. Dufour
President and Chief Executive Officer

March [__], 2017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2017

TO THE SHAREHOLDERS OF CAMDEN NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), will be held on Tuesday, April 25, 2017 at 3:00 p.m., local time, at Point Lookout Conference Center, Hedges Hall, 67 Atlantic Highway, Lincolnville, Maine 04849 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

(1)
Election of Directors.  To elect five persons to the Company’s Board of Directors, each to serve for a term of three years and until his or her successor is elected and qualified, as more fully described in the accompanying Proxy Statement.

(2)	Shareholder “Say-on-Pay.” To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).

(3)	Frequency of Shareholder “Say-on-Pay.” To select, by a non-binding advisory vote, the frequency of future shareholder “Say-on-Pay” votes.

(4)	Ratification of the 2012 Equity and Incentive Plan. To ratify the 2012 Equity and Incentive Plan.

(5)
Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

(6)	Amendment to the Articles of Incorporation. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000.

(7)	Other Business. To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 3, 2017 as the record date (the “Record Date”) for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By Order of the Board of Directors,

John W. Holmes, Secretary
March [__], 2017

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PROXY STATEMENT TABLE OF CONTENTS (continued)

Compensation Discussion and Analysis	31
Overview	31
Financial Highlights	31
Executive Summary	32
Compensation Committee Activity and Key Initiatives During 2016	32
Compensation Philosophy and Objectives	34
Role of the Compensation Committee	34
Role of Executives in Compensation Committee Deliberations	34
Interaction with Consultants	35
Compensation Committee’s Relationship with its Independent Compensation Consultant	35
Risk Review	35
Benchmarking Compensation	35
Elements of Compensation	37
Emphasis on "At Risk" Pay	38
Base Salaries	38
Annual Executive Incentive Plan	40
Equity-Based Long-Term Incentives	42
Retirement and Other Benefits	44
Other Compensation and Benefits	45
Employment and Change in Control Agreements	45
Stock Practice and Policy	46
Tax and Accounting Considerations	46
Tabular Disclosures Regarding Named Executive Officers	47
Summary Compensation Table	47
Grants of Plan-Based Awards Table	49
Outstanding Equity Awards at Fiscal Year-End (Option Awards)	50
Outstanding Equity Awards at Fiscal Year-End (Stock Awards)	51
Option Exercises and Stock Vested Table	52
Nonqualified Defined Contribution Table (DCRP)	52
Nonqualified Deferred Compensation Table (EDCP)	53
Pension Benefits Table	54
Change in Control Agreements	55
Potential Payments Upon Termination or Change in Control	56

STOCK OWNERSHIP AND OTHER MATTERS
Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers	58
Section 16(a) Beneficial Ownership Reporting Compliance	59
Solicitation of Proxies	59

EXHIBIT A	60

EXHIBIT B	84

ii

iii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2017

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2017 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 25, 2017 at 3:00 p.m. local time, at Point Lookout Conference Center, Hedges Hall, 67 Atlantic Highway, Lincolnville, Maine 04849 (together with any adjournments or postponements thereof, the “Annual Meeting” or the “Meeting”).

Only shareholders of record as of March 3, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the five candidates to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, [__] shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting. The Notice of Annual Meeting of Shareholders (the "Notice of Annual Meeting"), Proxy Statement and Proxy Card were first mailed to the Company’s shareholders on or about March [__], 2017 to solicit proxies for the Annual Meeting.

Quorum and Vote Required
The holders of one-third of the total number of outstanding shares of Common Stock entitled to vote, present in person or by proxy, are required for a quorum at the Annual Meeting.

If a quorum is present at the Annual Meeting, an affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each of the five director nominees, an affirmative vote of a majority of the votes cast at the Annual Meeting is required for Proposals 2, 3, 4 and 5, and an affirmative vote of a majority of the outstanding shares entitled to vote is required for Proposal 6.

A broker non-vote occurs when a broker indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will have no impact on the outcome of Proposals 1, 2, 3, 4 or 5, and will have the effect of a vote against Proposal 6.

Voting
The Board of Directors recommends a vote “FOR” the election of all five of its nominees for director; “FOR” approval of the compensation of the Company’s named executive officers; for a frequency of “1 YEAR” for future Say-on-Pay votes; “FOR” ratification of the 2012 Equity and Incentive Plan; “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and “FOR” the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000.

To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not direct a vote for each proposal, your proxy will vote your shares “FOR” each of the proposals set forth in the Notice of Annual Meeting for which you do not make a selection.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of Annual Meeting. However, if any other matters are presented properly at the Meeting, the proxy will vote your shares in accordance with the recommendations of the Board.

Voting by Mail.  Shareholders can ensure that their shares are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope.

Voting by Telephone or the Internet.  If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.

Revocability of Proxies
A proxy may be revoked at any time before it is voted at the Annual Meeting by:

•	Filing a written revocation of the proxy with the Secretary of the Company, John W. Holmes, Two Elm Street, Camden, Maine 04843;

•	Submitting a new signed proxy card bearing a later date or voting again by telephone or Internet (any earlier proxies will be revoked automatically); or

•
Attending and voting in person at the Annual Meeting, provided that you are the holder of record of your shares and have filed a written revocation of your grant of proxy with the Secretary of the Company as indicated above.

If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions or your bank or broker.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 25, 2017:

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available free of charge at www.cacannualmeeting.com.

In addition, the Company will provide, without charge upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2016. Requests should be directed to Camden National Corporation, Attn: Investor Relations, P.O. Box 310, Camden, Maine 04843.

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING

Election of Directors (Proposal 1)

The Company’s Board of Directors (the "Board") currently consists of twelve members. Under the Company’s Articles of Incorporation, the Board is divided into three classes, with approximately one-third of the directors standing for election each year. At the Annual Meeting, five directors will be elected to serve for a term of three years and until each such director’s successor is duly elected and qualified. The Board has nominated Craig S. Gunderson, John W. Holmes, David J. Ott, John M. Rohman and Lawrence J. Sterrs for election as directors. For more information about our nomination procedures please see “Corporate Governance and Risk Committee” on page 22.

For more information about the background of each of the Board's five nominees for director, please see “Current Board Members” on page 16.

The Company’s Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. In a contested election, where the number of nominees exceeds the number of directors to be elected, the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. We expect this year’s election to be an uncontested election, and that the majority vote standard will apply.

Under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Risk Committee would make a recommendation to the Board, within 30 days from the date the election results are certified, about whether to accept or reject the resignation, or whether to take other action, and the Board would act on the Corporate Governance and Risk Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. All of the Company's nominees for director for the Annual Meeting are currently serving on the Board.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” ALL FIVE OF ITS NOMINEES FOR DIRECTOR.

Non-binding Advisory Vote on Compensation of the Company's Named Executive Officers (Proposal 2)

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated under the Exchange Act.

The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

The Company has five named executive officers: Gregory A. Dufour, Deborah A. Jordan, Mary Beth Haut, Edmund M. Hayden III, and Timothy P. Nightingale. The Company’s compensation program is designed to attract, motivate and retain its named executive officers, who are critical to the Company’s success, by offering a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Company. Please see “Compensation Discussion and Analysis” beginning on page 31 for additional information about the Company’s executive compensation programs.

For these reasons, the Board of Directors recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of Camden National Corporation hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

Non-Binding Advisory Vote on the Frequency of "Say-on-Pay" (Proposal 3)

As required under by Section 14A of the Exchange Act, the Board of Directors is submitting for shareholder consideration a proposal to determine, on an advisory basis, whether future shareholder advisory votes to approve the compensation paid to the named executive officers should be sought annually, every two years or every three years.

The Board of Directors values the importance of receiving regular input from our shareholders on important matters such as the compensation of the Company’s executive officers. Accordingly, the Board of Directors recommends that you vote for a frequency of “1 YEAR” for future shareholder advisory votes to approve the compensation of the named executive officers.

The enclosed proxy card gives you four choices on voting on this item. In addition to considering whether future shareholder “Say-on-Pay” votes should occur every year, every two years, or every three years, you also have the choice to abstain from voting on this item.

Please note that you are not voting to approve or disapprove the Board’s recommendation on this item.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE FOR A FREQUENCY OF “1 YEAR” ON PROPOSAL 3.

Ratification of the 2012 Equity and Incentive Plan (Proposal 4)
In 2012, the Board of Directors and our shareholders approved the 2012 Equity and Incentive Plan (the “2012 Plan”). Under pertinent IRS regulations, grants made to "Covered Employees" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) under the 2012 Plan prior to the 2017 Annual Meeting are not subject to the cap on the company's tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board seeks shareholder ratification of the 2012 Plan so that certain grants made to Covered Employees under the 2012 Plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will continue to qualify as "performance-based compensation" under Section 162(m) of the Code beyond our 2017 annual meeting and therefore be exempt from the cap on the company's tax deduction imposed by Section 162(m) of the Code.
Qualified Performance-Based Compensation under Section 162(m) of the Code
To ensure that certain awards granted under the 2012 Plan to Covered Employees qualify as "performance-based compensation" under Section 162(m) of the Code, the 2012 Plan provides that the Compensation Committee of our Board (the “Committee”) may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) basic earnings per share; (2) basic cash earnings per share; (3) diluted earnings per share; (4) core earnings per share; (5) diluted cash earnings per share; (6) net income; (7) cash earnings; (8) net interest income; (9) non-interest income; (10) general and administrative expense to average assets ratio; (11) cash general and administrative expense to average assets ratio; (12) efficiency ratio; (13) cash efficiency ratio; (14) return on average assets; (15) core return on average assets; (16) cash return on average assets; (17) return on average stockholders’ equity; (18) cash return on average stockholders’ equity; (19) core return on equity; (20) return on average tangible stockholders’ equity; (21) cash return on average tangible stockholders’ equity; (22) core earnings; (23) operating income; (24) operating efficiency ratio; (25) net interest margin; (26) growth in assets, loans (including home equity lines of credit), or deposits; (27) loan production volume; (28) non-performing loans; (29) cash flow; (30) capital preservation (core or risk-based); (31) interest rate risk exposure-net portfolio value; (32) interest rate risk-sensitivity; (33) liquidity parameters; (34) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; (35) stock price (including, but not limited to, growth measures and total shareholder return); (36) operating expense as a percentage of average assets; (37) core deposits as a percentage of total deposits; (38) net charge-off percentage; (39) average percentage past due; (40) classified assets to total assets; (41) compliance/audit exam findings; (42) capital ratio; (43) revenue growth; (44) tangible book value per diluted share; (45) management achievement of strategic plan goals; (46) system knowledge & utilization of core applications; (47) customer service survey; or (48) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award that may be granted to any one individual that is intended to qualify as “performance-based compensation” will not exceed 45,000 shares for any performance cycle and stock options or stock appreciation rights with respect to no more than 45,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period. If a performance-based award is payable in cash, it cannot exceed $1 million for any performance cycle.
The Board believes that it is important to maintain our flexibility to make awards to Covered Employees beyond the 2017 Annual Meeting and to preserve our tax deduction for such awards that qualify as "performance-based compensation" under Section 162(m) of the Code.

We are not seeking to change the number of shares of common stock available under the 2012 Plan. Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of common stock that can be issued under the 2012 Plan is 1,200,000 shares of common stock, provided that not more than 600,000 of shares may be issued in the form of unrestricted stock awards, restricted stock awards, or performance share awards. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2012 Plan is 1,200,000. Based solely upon the closing price of Common Stock as reported on the NASDAQ Global Select Market on March [___], 2017, the maximum aggregate market value of the securities to be issued under the 2012 Plan would be $[_____]. The shares issued by the Company under the 2012 Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 2012 Plan do not vest or otherwise revert to the Company, the shares of common stock represented by such awards may be the subject of subsequent awards.
The Board believes that the stock-based awards available for grant under the 2012 Plan can play an important role in the success of the Company by encouraging and enabling the officers and employees, independent directors and other key employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of the interests of participants in the 2012 Plan with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The Board believes that the ratification of the 2012 Plan will help the Company to achieve its goals by keeping the Company’s incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board believes that the 2012 Plan is in the best interests of the Company and its shareholders and recommends that the shareholders ratify the 2012 Plan.
Summary of the 2012 Plan
The following description of certain features of the 2012 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2012 Plan attached hereto as Exhibit A and incorporated herein by reference.
2012 Plan Administration. The 2012 Plan provides for administration by the members of the Compensation Committee of our Board (the “Committee”) who qualify as independent directors; provided that if the Committee consists of fewer than three independent directors, then the Board will appoint additional independent directors to the Committee so that the Committee administering the 2012 Plan consists of no fewer than three independent directors. The Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2012 Plan. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company all or part of its authority and duties with respect to granting awards at fair market value to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, or who are “covered employees” within the meaning of Section 162(m) of the Code. To the fullest extent permitted by law and the Company’s governing documents, the members of the Committee and any person to whom authority to make awards is delegated under the 2012 Plan is indemnified and held harmless from all losses, liabilities, costs, and expenses incurred in connection with administering the 2012 Plan, except to the extent that such loss, liability, cost, or expense results from the individual’s own willful misconduct or as otherwise required by applicable law.
Eligibility and Limitations on Grants. All full-time and part-time officers, employees, independent directors and other key persons of the Company and its subsidiaries are eligible to participate in the 2012 Plan, subject to the discretion of the Committee. The number of individuals potentially eligible to participate in the 2012 Plan is approximately 650 persons.
The maximum award of stock options granted to any one individual will not exceed 45,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units, performance shares or other stock-based award granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 45,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $1 million.
Stock Options. Stock options granted under the 2012 Plan may be either incentive stock options within the meaning of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any subsidiary. Stock options granted under the 2012 Plan will be non-qualified stock options if they (i) fail to qualify as incentive stock options, (ii) are granted to a person not eligible to receive incentive stock options under the Code, or (iii) otherwise so provide. Non -qualified stock options may be granted to persons eligible to receive incentive stock options and to independent directors and other key persons.
The Committee has authority to determine the terms and conditions of stock options granted under the 2012 Plan. However, the exercise price of such stock options will not be less than 100% of the fair market value of the Common Stock on the date or grant. If an employee owns or is deemed to own (pursuant to Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, then the exercise price of any incentive stock option granted to that employee will not be less than 110% of the fair market value of the Company’s common stock on the date of grant. The term of each stock option will be fixed by the Committee and may not exceed ten years from the date of grant. The Committee will determine at what time or times each stock option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which stock options may be exercised. In the absence of such determinations by the Committee, the exercise periods are as set forth in the 2012 Plan. Stock options may be made exercisable in installments, and the exercisability of options may be accelerated upon the occurrence of certain events as determined by the Committee or from time to time in the discretion of the Committee. In the absence of such determination by the Committee, acceleration events are as set forth in the 2012 Plan. In general, unless otherwise permitted by the Committee, no stock option granted under the 2012 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and stock options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Stock options granted under the 2012 Plan may be exercised for cash or, if permitted by the Committee, by transfer to the Company (either actually or by attestation) of shares of common stock that are not then subject to restrictions under any Company plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the stock option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.
To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.
Stock Appreciation Rights. The Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. A stock appreciation right is an award entitling the recipient to receive an amount in cash or shares of common stock of the Company, or a combination thereof, having a value equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price of the stock appreciation right, which price may not be less than 100 percent of the fair market value of the common stock of the Company on the date of grant (or more than the option exercise price per share, if the stock appreciation right was granted in tandem with a stock option) multiplied by the number of shares of common stock with respect to which the stock appreciation right was exercised. The Committee has the right to determine the form of payment. In the case of a stock appreciation right granted in tandem with a non-qualified stock option, such stock appreciation right may be granted either at or after the time of the grant of such stock option. In the case of a stock appreciation right granted in tandem with an incentive stock option, such stock appreciation right may be granted only at the time of the grant of the stock option. Stock appreciation right granted in tandem with stock options are exercisable at such time or times and to the extent that the related stock options are exercisable. Upon exercise of a stock appreciation right, the applicable portion of any related stock option is surrendered. All stock appreciation rights are exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.
Restricted Stock Awards. The Committee may grant shares, at a purchase price determined by the Committee, of common stock to any participant subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period is determined by the Committee, or, in the absence of such a determination, will be as set forth in the 2012 Plan. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her restricted stock award. Upon execution of a written instrument setting forth the restricted stock award and payment of any applicable purchase price, the participant has the rights of a shareholder with respect to the voting of the shares of restricted stock, subject to such conditions contained in the written instrument evidencing the restricted stock award. The restricted stock award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the shares of restricted stock. Each participant to whom a restricted stock award is granted has the right to respond, or to direct the response, with respect to the related shares of common stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of common stock.
Unrestricted Stock Awards. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) of common stock that are free from any restrictions under the 2012 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.
Restricted Stock Units. The Committee also may award phantom stock units as restricted stock units to participants. The restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the restricted stock units may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Committee, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a restricted stock unit. In the case of an election to defer cash compensation, any such election must be made no later than the last day of the tax year prior to the tax year in which the cash compensation is earned by the participant; provided, however, that in the year in which the participant first becomes eligible to make such an election, the participant may make the election no later than thirty days after initial eligibility. In the case of an election to defer a restricted stock award, such election must be made by the participant: (i) no later than the 30th day after the grant of restricted stock, and (ii) no later than twelve months in advance of the earliest date on which the restrictions could lapse. A restricted unit award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.
Performance Share Awards. The Committee may grant Performance Share Awards to any participant that entitles the recipient to receive shares of common stock of the Company upon the achievement of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other award under the 2012 Plan. The Committee in its sole discretion will determine whether and to whom Performance Share Awards are made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.
Cash-Based Awards. The Committee may grant cash bonuses under the 2012 Plan. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).
Dividend Equivalent Rights. The Committee may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock of the Company. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2012 Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock of the Company, or a combination thereof, in a single installment or installments, as specified in the award.
Tax Withholding. Participants under the 2012 Plan are responsible for the payment of any federal, state, or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Unless otherwise elected by the participant and approved by the Committee, the minimum required tax withholding obligation shall be satisfied in full by the participant authorizing the Company to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.
Effect of Termination on Awards. The effect of termination of employment on rights and benefits pursuant to an award granted under the 2012 Plan is generally determined by the Committee at the time of grant. Provided, however, in the absence of any such determination by the Committee, the following applies to all such awards:
If employment is terminated by reason of death or disability, any award held by the participant becomes fully vested and exercisable, and any stock option may be exercised by the participant or the participant’s legal representative or legatee for a period of twelve months from the date of death or disability, or until the last day of the original term of the stock option, if earlier. If employment is terminated for cause, any award held by the participant terminates immediately. If employment is terminated by reason of retirement, and the retiree is at least sixty years old and has been employed by the Company or a subsidiary for at least ten consecutive years, then any award held by the participant becomes fully vested and exercisable, and any stock option may be exercised by the participant for a period of twelve months from the date of retirement or until the last day of the original term of the stock option, if earlier. If employment is terminated by reason of retirement, and the retiree is either not sixty years old or has not been employed by the Company or a subsidiary for at least ten consecutive years, then any award held by the participant is vested or exercisable only to the extent vested or exercisable on the date of retirement. Any shares of restricted stock held by the participant that are not vested on the date of retirement are subject to an optional repurchase right of the Company at the original purchase price. Any vested stock options held by the participant are exercisable for a period of twelve months from the date of retirement or until the last day of the original term of the stock option, if earlier. If employment terminates for any other reason than as set forth above, and unless otherwise determined by the Committee, any award held by the participant is vested and exercisable only to the extent vested and exercisable on the date of termination. Any shares of restricted stock held by the participant that are not vested on the date of termination are subject to an optional repurchase right of the Company at the original purchase price. Any vested stock options held by the participant are exercisable for a period of three months from the date of termination or until the last day of the original term of the stock option, if earlier.
Change of Control Provisions. Notwithstanding anything else to the contrary, the 2012 Plan provides that in the event of a “change of control,” as defined in the 2012 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, restricted stock units, and performance share awards will automatically be deemed waived.
Adjustments for Stock Dividends, Mergers, etc. The 2012 Plan authorizes the Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2012 Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, the 2012 Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.
Amendments and Termination. Subject to certain restrictions set forth in the 2012 Plan, the Board may amend or terminate the 2012 Plan, and may amend any award agreement, provided that no amendment or termination may cause the award to violate Section 409A of the Code, or, in the absence of written consent to the change by the affected participants, adversely impair the rights of any participant under any award granted prior to the date such amendment is adopted by the Board. Notwithstanding any provision of the 2012 Plan to the contrary, the Committee may amend the 2012 Plan or an award agreement for the purpose of (i) conforming the 2012 Plan or the award agreement to any present or future law relating to plans of a similar nature (including, but not limited to, Section 409A of the Code), or (ii) avoiding accounting treatments, resulting from SEC or FASB pronouncements or interpretations, that, in the discretion of the Committee, would materially and adversely affect the financial condition or results of operations of the Company.
Vesting. Notwithstanding anything to the contrary in the 2012 Plan, if the right to become vested in an award (including the right to exercise a stock option) is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of service for full vesting is determined by the Committee and evidenced in the award agreement (subject to acceleration events as provided in the 2012 Plan). If the Committee does not specify the vesting period of an award (other than an award conditioned on the satisfaction of performance measures), the award will vest at the rate of twenty percent (20%) per year, commencing one year after the date of grant.
New 2012 Plan Benefits
No additional shares of common stock are to be reserved for issuance under the 2012 Plan. The number of shares of common stock that may be granted to executive officers and all employees including non-executive officers is indeterminable at this time as such grants are subject to the discretion of the Committee. The number of shares of common stock that may be granted to all current directors who are not executive officers is indeterminable at this time as such grants are subject to the discretion of the Committee.

Securities authorized for issuance under equity compensation plans are as follows:

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance (Excluding Securities in Column (a)) (c)(2)
Equity compensation plans approved by shareholders(1)	211,691	$7.80	978,436
Equity compensation plans not approved by shareholders	—	—	—
Total	211,691	$7.80	978,436

(1)
Share and per share amounts have been adjusted to reflect the three-for-two split effective September 30, 2016. Refer to Note 13 of the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2016.

(2)
Represents the 1.2 million shares available under the 2012 Equity and Incentive Plan less awards granted plus shares added back due to the forfeiture, cancellation or reacquisition by the Company for the settlement of an award to cover the exercise price or tax withholding under the current and previous plans.

Tax Aspects under the U.S. Internal Revenue Code
The following is a summary of the principal federal income tax consequences of transactions under the 2012 Plan. It does not describe all federal tax consequences under the 2012 Plan, nor does it describe state or local tax consequences.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive stock option.
Shares of common stock acquired upon the exercise of an incentive stock option must be held by the optionee until at least two years after the date the option was granted and at least one year after the option was exercised. If such shares are disposed of prior to the expiration of the holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Stock Options. With respect to non-qualified stock options under the 2012 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.
Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.
Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (1) the fair market value of the shares on the grant date, and (2) the purchase price, if any, of the shares.
Restricted Stock Awards. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (1) the fair market value of such shares on the grant date, and(2) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.
Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.

Performance Share Awards. Performance share awards are generally taxed in the same manner as restricted stock awards, the only difference being that with respect to performance share awards the restrictions are performance-based, whereas with respect to restricted stock awards, the restrictions are time-based.
Dividend Equivalent Rights. Dividend equivalent rights may be paid currently or credited to the recipient’s account to purchase additional stock appreciation rights or restricted stock units. If paid currently, then the dividend equivalent rights are also taxed currently. If credited to the recipient’s account, the dividend equivalent rights are not taxed at the time of grant, but rather will be taxed as the stock appreciation rights or the restricted stock units that they were used to purchase.
Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 2012 Plan may be limited to the extent that a covered employee receives compensation in excess of $1 million in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 5)

The Board has appointed RSM US LLP ("RSM") as the Company’s independent registered public accounting firm for the Company's 2017 fiscal year. Representatives of RSM are expected to attend the Annual Meeting. The representatives are expected to be available to respond to questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking shareholders to ratify the selection of RSM as its independent registered public accounting firm because it believes it is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and shareholders.

Services Rendered By and Fees Paid To Independent Registered Public Accounting Firm.  The following table describes the services rendered by RSM and fees paid for such services by the Company for the year ended December 31, 2016 and 2015.

	For The Years Ended
Type of Fee	December 31, 2016	December 31, 2015
Audit Fees(1)	$525,393	$494,100
Audit-Related Fees(2)	8,000	18,000
Tax Fees(3)	—	58,375
All Other Fees	—	—

(1)
The aggregate fees for professional services rendered for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002, internal control reporting under Sarbanes-Oxley Section 404, review of financial statements included in the Company’s Form 10-Qs, consent procedures, and audit requirements for the U.S. Department of Housing and Urban Development for supervised mortgagees.

(2)
The aggregate fees for assurance and related services rendered related to the performance of the audit or review of the Company’s financial statements. These services related primarily to the audit of the Company’s Uniformed Single Attestation Program for Mortgage Bankers.

(3)
The aggregate fees for professional services rendered for tax compliance, tax audit assistance, tax advice and tax planning. The nature of the services comprising the fees disclosed under this category is the review of compliance with reporting requirements.

No services were rendered for financial information systems design and implementation or internal audit.

The Audit Committee of the Board pre-approves all services provided by the principal accountant. Each service to be provided by the principal accountant is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at its next regular meeting.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

Amendment to the Articles of Incorporation to Increase the Authorized Shares of Common Stock (Proposal 6)
The Board of Directors has unanimously adopted a resolution proposing to amend the Company’s Articles of Incorporation, as amended, (the “Articles of Incorporation”) to increase the authorized shares of common stock of the Company from 20,000,000 shares to 40,000,000 shares, subject to shareholder approval. The form of amendment to the Articles of Incorporation is attached to this proxy statement as Exhibit B and incorporated herein by reference.

If approved by our shareholders, the proposed amendment to the Articles of Incorporation will become effective upon the filing of the amendment to the Articles of Incorporation with, and acceptance for filing by, the Maine Secretary of State.

As of March 3, 2017, there were [__] shares of common stock issued and outstanding. Of the remaining [__] authorized but unissued shares of common stock, [__] shares were reserved for issuance under our equity incentive plans. As a result, as of March 3, 2017, we had [__] shares of common stock unreserved and available for future issuances.

While we have no definitive plans, undertakings, arrangements or agreements for issuing additional shares of common stock, other than as permitted or required under the Company’s existing employee stock plans, the Board of Directors believes that it is advisable and in the best interests of the shareholders to increase the number of authorized shares of common stock to increase our flexibility in structuring capital raising transactions, future acquisitions, joint ventures, and strategic alliances. The additional authorized shares may also be useful in connection with certain merger and acquisition opportunities, or other proper corporate actions. This current increase would avoid the potential delay and expense of holding a special meeting of the shareholders at a later date.

Our capital levels are in compliance with all regulatory guidelines and we exceed the standards to be considered well capitalized. We do not believe that if shareholders refuse to approve the amendment, there is a material risk that we will be unable to continue to be classified as well capitalized. However, if Proposal 6 is not approved, we may not have sufficient authorized but not outstanding shares of common stock to take advantage of business opportunities as they may arise. Without additional capital, we may be unable to take advantage of opportunities on the capital markets or available acquisition opportunities.

Although the increase in the authorized number of shares of common stock could have possible anti-takeover effects, the proposed increase is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means, nor is it part of any plan by our Board of Directors to implement any anti-takeover measures. However, these authorized but unissued shares could (within the limits imposed by applicable law and the NASDAQ rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then-outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors, although perceived to be desirable by some shareholders. Our shareholders do not have preemptive rights. Therefore, if we decide to issue additional shares of common stock, the Board of Directors would have the discretion to determine to whom we offer these additional shares and the shareholders would not receive rights of first offer to purchase these shares. Except for a stock split or stock dividend, issuances of shares of voting common stock will dilute the voting power and ownership of our existing shareholders, and, depending on the price at which the shares are issued, an issuance of shares of voting or non-voting common stock may reduce the per share book value of the Company’s common stock. Furthermore, under Maine law and our Articles of Incorporation, shareholders do not have dissenter’s rights or appraisal rights with respect to any proposed increase in authorized shares of our common stock. If this amendment is approved and we are authorized to issue additional shares of common stock, the Board of Directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by our shareholders, unless shareholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 6.

Other Matters

The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.

BOARD OF DIRECTOR AND CORPORATE GOVERNANCE INFORMATION

Current Board Members
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The ages of the board nominees and continuing directors have been presented as of December 31, 2016. Camden National Bank ("Bank") is a wholly-owned subsidiary of the Company. Acadia Trust, N.A. ("Acadia Trust") was merged into the Bank effective November 30, 2016 and prior to the merger was a wholly-owned subsidiary of the Company.

		First Year Elected or Appointed as Director of the:
Name	Age	Company	Bank	Acadia Trust(1)	Term Expires
Craig S. Gunderson	53	2011	n/a	n/a	2017
John W. Holmes	71	1988	1988	n/a	2017
David J. Ott	65	2015	2015	n/a	2017
John M. Rohman	70	2010	2007	2014	2017
Lawrence J. Sterrs(2)	63	2015	2016	n/a	2017
Ann W. Bresnahan	65	1990	1990	2009	2018
Gregory A. Dufour(3)	56	2009	2004	2006	2018
S. Catherine Longley	62	2014	n/a	n/a	2018
Carl J. Soderberg	54	2015	2015	n/a	2018
David C. Flanagan	62	2005	1998	n/a	2019
James H. Page, Ph.D.	64	2008	n/a	n/a	2019
Karen W. Stanley	71	2008	2010	2013	2019

(1)	Effective November 30, 2016, Acadia Trust was merged into the Bank.

(2)	Mr. Sterrs was elected as Vice Chair of the Company’s board and named as a Director of the Bank Board effective December 20, 2016.

(3)	Mr. Dufour serves as the President and Chief Executive Officer ("CEO") of the Company and Bank.

Board Nominees

Craig S. Gunderson, 53
Director of Camden National Corporation since 2011

Camden National Corporation Committee Membership:	Career Highlights:
• Corporate Governance and Risk Committee • Compensation Committee	• President and CEO of Oxford Networks (a telecommunications company) • Vice President, Frontier/Citizens Communications (a telecommunications company)

Experience and Qualifications:  Mr. Gunderson served as President and Chief Executive Officer of Oxford Networks, a leading fiber-optic bandwidth infrastructure services provider operating in Maine, New Hampshire and Massachusetts, headquartered in Lewiston, Maine, from 2003 until its acquisition. Oxford Networks was acquired by Oak Hill Capital in early 2017. He is currently assisting in the strategic transition phase of merging Oxford Networks into FirstLight, a related entity providing fiber-optic data, Internet, data center and voice services to enterprise and carrier customers throughout the Northeast. Prior to joining Oxford Networks, Mr. Gunderson was employed as Minnesota State Vice President for Frontier/Citizens Communication. Through his more than 20 years of business leadership experience, Mr. Gunderson has gained extensive skills in public and private company experience, shareholder relations, mergers and acquisitions, business development, strategy, operations risk, and understanding of complex, highly regulated businesses. In conjunction with his career experience, Mr. Gunderson has developed skills through the telecommunications industry which helped him to navigate in the rapidly changing world of technology, market shifts, entry of new competitors, the need to develop new products, services and business lines, through which he brings valuable insight and advice to our board and to his roles on the Compensation Committee and Governance and Risk Committee. Mr. Gunderson demonstrates strong community ties through his connection to St. Mary’s Hospital in Lewiston, where he is the past Board Chair and continues to serve on the Board, as well as, past Committee Chair of the Compensation Committee and continues to serve on a number of their committees.

John W. Holmes, 71
Director of Camden National Corporation since 1988

Camden National Corporation Committee Membership:	Career Highlights:
• Compensation Committee	• President and majority owner of Consumer Fuels Company (a family owned fuel company)

Other Directorships:
• Camden National Bank

Experience and Qualifications:  Mr. Holmes is President and majority owner of Consumers Fuel Company in Belfast, Maine, a position he has held since 1977. Consumers Fuel Company is a family owned business, servicing primarily Waldo County and parts of Knox County for over 100 years. Mr. Holmes brings a strong background and understanding of commodity market strategies and financial analysis which contributes to his success in the role as Chair of the Bank’s Directors Asset Liability Committee. As a small business owner, Mr. Holmes has a depth of experience in strategic decision making, business operations and employee relations, combined with his long history of service and strong understanding of compensation matters contributes to his impact on the Compensation Committee. Mr. Holmes is currently serving as a Trustee for the Maine Energy Markets Association Health Trust and has previously served in board leadership roles on a number of nonprofit organizations.

David J. Ott, 65
Director of Camden National Corporation since 2015

Camden National Corporation Committee Membership:	Career Highlights:
• Audit Committee	• Former Senior Executive Vice President and Chief Banking Officer of Banknorth, Inc. • President and Chief Executive Officer of Fleet Bank of Maine

Other Directorships:	Former Directorships:
• Camden National Bank	• SBM Financial, Inc. • The Bank of Maine

Experience and Qualifications: Prior to Mr. Ott's retirement in 2007, he held senior leadership positions for over 25 years with Fleet Financial Group and Banknorth, Inc., including President of Fleet Bank of Maine and Senior Executive Vice President and Chief Banking officer of Banknorth, Inc. His previous experience includes commercial lending and credit administration throughout New England. Mr. Ott is an accomplished former executive who is highly knowledgeable of the financial services industry. His prior experience as an executive and board member of several financial institutions and his understanding of the regulatory environment that the Company operates in, along with his strong credit skills, extensive knowledge of the Maine market, and his prior banking experiences uniquely positions him to support the Company in its strategic and growth efforts. Because of his substantial financial knowledge and experience, he has been selected to serve on the Audit Committee and as a member of the Bank’s Directors Loan Review Committee. Mr. Ott currently serves as a director of Maine Machine Products and HTech Holdings, Inc., and has served numerous community organizations in leadership roles, many of which had statewide presence.

John M. Rohman, 70
Director of Camden National Corporation since 2010

Camden National Corporation Committee Membership:	Career Highlights:
• Corporate Governance and Risk Committee	• Former Board Chair of WBRC Architects/Engineers • Former Board President and CEO of WBRC Architects/Engineers

Other Directorships:
• Camden National Bank

Experience and Qualifications:   Prior to Mr. Rohman’s retirement, he was the President and CEO of WBRC Architects/Engineers headquartered in Bangor, Maine from 1973 until 2011, and most recently served as their Chairman of the Board. Mr. Rohman led WBRC through significant expansion over his tenure, including expanding into other states, as well as extensive real estate experience. Through his many years with WBRC he gained extensive skills in leadership, organizational development, strategic planning and business development. He brings significant executive leadership and business development experience to the Board which supports his membership on the Governance and Risk Committee. Mr. Rohman is a longtime Bangor resident who has provided community service in the form of being a member of the Bangor City Council and serving as the mayor of Bangor in 2001. Mr. Rohman has won many awards for his extensive public service and numerous board activities that focus on education, the arts, economic development, and public policy. Mr. Rohman currently serves as Trustee and Vice Chair of Husson University and continues to serve in leadership roles on a number of nonprofit organizations that have both national and statewide impact.

Lawrence J. Sterrs, 63
Director of Camden National Corporation since 2015 and Vice Chair since December 2016

Camden National Corporation Committee Membership:	Career Highlights:
• Compensation Committee • Technology Committee	• Board Chair and CEO, Unity Foundation • Former CEO of UniTek, Inc. • Former CEO UniTel, Inc.

Other Directorships:
• Vice Chair Camden National Bank (since December 2016)

Experience and Qualifications:   Mr. Sterrs has served as the Board Chair and CEO of the Unity Foundation since 2000 and serves as Vice President and Chair of UniTek, Inc. He previously served as the CEO of UniTek, Inc. and its telecom subsidiary, UniTel, Inc., which brings high speed internet and phone services to a number of Maine communities. Mr. Sterrs began his career at ConTel Corporation where he had executive management responsibility for network design and planning, and held various operational, legislative and regulatory positions in project management, management training and operations management. Mr. Sterrs also worked at Berry Dunn McNeil and Parker, LLC from 1991 to 1994 as manager of telecommunication consulting. Mr. Sterrs has over 40 years of experience in the telecommunications industry, having been a direct leader, as well as, acting in consulting roles, bringing his many years of business experience and director experience to the Board. Mr. Sterrs’ extensive experience in the areas of regulatory oversight, governance, management, leadership and technology support his membership on the Compensation and Technology Committees. Through Mr. Sterrs work at the Unity Foundation, which invests in building the capacity of nonprofits that serve both local Maine communities and statewide needs, he has significant knowledge of the economic and community development needs of Maine and has a deep understanding of the Maine business and nonprofit community.

Continuing Directors
Ann W. Bresnahan has been a full-time volunteer and civic leader since 1970. Ms. Bresnahan has served as trustee of PenBay Healthcare since 2005 and currently serves on the physicians and associates board. Ms. Bresnahan is a past Chair of PenBay Healthcare Foundation and continues to serve as a board member. Her past community involvement includes Camden Outing Club, Owls Head Transportation Museum, The Hurricane Island Outward Bound School, The Ethel Walker School, and the First Congregational Church. She is currently treasurer and board member of Partners for Enrichment.

Gregory A. Dufour has served as President and Chief Executive Officer ("CEO") and director of the Company since January 2009. Mr. Dufour joined the Company in April 2001 as Senior Vice President of Finance. In August of 2002, he assumed additional responsibility for Operations and Technology until December 2003. In January 2004, Mr. Dufour was named Chief Banking Officer for the Company and President and Chief Operating Officer for Camden National Bank, and in January 2006, he became President and CEO for Camden National Bank. He also serves on the board of directors of Camden National Bank. Prior to joining the Company, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates, including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller. Mr. Dufour has served in various volunteer capacities on numerous community-related organizations and currently serves as trustee of Costal Healthcare Alliance system in Rockport, Maine and as trustee and vice chair of the board of Maine Health in Portland, Maine.

David C. Flanagan is President of Viking Lumber, Inc. a family-owned lumber and building supply business with ten locations in mid-coast Maine, a position he has held since 1978. Mr. Flanagan also serves as President of Pine Tree Products, is a member of the board of trustees of Coastal Healthcare Alliance and serves on the board of directors of the Forest Society of Maine. Mr. Flanagan has also served as a member of the board of directors of the Waldo County YMCA for 18 years.

S. Catherine Longley serves as the Vice President and Chief Financial Officer at The Jackson Laboratory in Bar Harbor, Maine, a non-profit institution focusing on genetics to advance human health, a position she has held since 2016. Prior to joining The Jackson Laboratory, she served as Senior Vice President for Finance and Administration and Treasurer at Bowdoin College in Brunswick, Maine for fourteen years. Ms. Longley served as the Commissioner of the Maine Department of Professional and Financial Regulation in the cabinet of former Governor Angus S. King, Jr. from 1995 - 2002. From 1983 - 1995, Ms. Longley practiced law at the firm of Verrill Dana LLP located in Portland, Maine as a partner in its corporate law department. Ms. Longley currently serves as a trustee of Wheaton College in Norton, Massachusetts.

James H. Page, Ph.D., is the Chancellor of the University of Maine System, with responsibilities for its seven campuses, law school, and associated programs and facilities, a position he has held since 2012. Previously, Dr. Page was Chief Executive Officer of the James W. Sewall Company in Old Town, Maine, which provides comprehensive consulting services in forestry, engineering, and geographic information management. Dr. Page has also been an Adjunct Professor as well as a member of the Board of Visitors at the University of Maine at Orono. He was a founding director of the Gulf of Maine Oceanographic Observing System. He is also an ex officio board member of the Alfond Scholarship Program.

Carl Soderberg is currently the President of Soderberg Company Inc., a construction company located in Caribou, Maine, a position he has held since 1992. Mr. Soderberg is also owner of Monica's Scandinavian Imports, York Street Complex, Inc, Nordic Properties, Inc. and a partner in C.S.S. Development Inc., all of which are real estate development companies located in Caribou, Maine. He served as a director of The Bank of Maine, the wholly-owned subsidiary of SBM Financial, Inc., until its acquisition by the Company and served as a director of First Citizens Bank from 1996 to 2007. Mr. Soderberg is currently on the board of directors for Cary Medical Center serving on the Finance and Strategic Planning Committees. He also serves as a director for the Bigrock Mountain Ski Area and Northern Skiers Club.

Karen W. Stanley was named Chairman of the Company and Chairman of Camden National Bank in May 2010. Ms. Stanley joined the Company’s Board of Directors in January 2008 following the acquisition of Union Bankshares Company, where she had been a director since 2004. Previously, Ms. Stanley was co-owner of Stanley Subaru in Ellsworth, Maine from 1999 until February 2005. Ms. Stanley also served with Priority Management, an international training and development firm, as a member of the senior management team with their international headquarters. Prior to that, she served as Vice President, Personal Banking for Overseas Executives with Citibank N.A. Ms. Stanley began her career in sales with the Xerox Corporation. Ms. Stanley has served as the past Chair and is currently serving as trustee of Maine Coast Memorial Hospital. She also serves on the Maine Community Foundation board, the board of Eastern Maine Healthcare Charities and the Ellsworth Business Development board.

Corporate Governance Information
We operate within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers, and employees, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. Our Board of Directors has adopted a set of Corporate Governance Guidelines that provides additional information on board governance related matters. The Board has also adopted a Code of Business Conduct and Ethics that applies to our employees and officers. The Code covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can review our Corporate Governance Guidelines and Code of Business Conduct and Ethics on our website located under the "Investors" tab at www.CamdenNational.com. Any material amendments to either of these documents, or waivers of the Code (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer), will be promptly disclosed.

Leadership Structure
The leadership structure of the Company is determined by the Corporate Governance and Risk Committee. The Corporate Governance and Risk Committee proposes director nominees to the Board for election by the shareholders, including any management directors. Except for the CEO of the Company, all directors of the Company are considered “independent” directors. The Chair of the Board is an independent director and, in accordance with the charter of the Corporate Governance and Risk Committee, serves as the Chair of the Corporate Governance and Risk Committee. Management directors do not serve as Chairs of any of the Board’s Committees nor do they regularly participate in the Corporate Governance and Risk Committee or Compensation Committee meetings. Upon a Chief Executive Officer’s retirement from his/her management role, his/her director role is concurrently retired as well. The Corporate Governance and Risk Committee nominates the Chair and Vice Chair roles for election by the entire Board. The independent directors meet in executive session directly after board meetings periodically to ensure that there is adequate oversight of management and to ensure that there is ample time to assess the Company’s activities separate from management. The Corporate Governance and Risk Committee feels strongly that this leadership structure is prudent and provides sufficient segregation and independence.

Shareholder Communication with the Board
Our shareholders may communicate directly with the members of the Board of Directors by writing directly to those individuals c/o Camden National Corporation at the following address: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual director.

Shareholder Director Nominations
Nominations for election to the Company’s Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the Secretary of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice is required to set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder shall furnish (a) as to the nominating shareholder and the beneficial owner, if any, on whose behalf the proposal is made the name and residence address of the nominating shareholder; and (b) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these provisions, and may instruct the inspector of election to disregard all votes cast for such nominee. If a shareholder should propose a candidate, we anticipate that the Corporate Governance and Risk Committee would evaluate that candidate on the basis of the criteria noted above. For additional information, please refer to Section 2.1 of our Bylaws and to “Shareholder Proposals for Next Annual Meeting” below.

Shareholder Proposals for Next Annual Meeting
Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2018 Annual Meeting of Shareholders must have been received by the Company by November 8, 2017. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. Shareholders may also propose business to be brought before an annual meeting pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice for the 2018 Annual Meeting of Shareholders must be received by the Company no earlier than December 26, 2017 and no later than January 25, 2018.

Director Attendance at Meetings of the Board and its Committees and Annual Shareholder Meeting
During 2016, the Board of Directors of the Company held twelve regular meetings and one special meeting. Each of the directors attended at least 75% of the total number of meetings of the Company’s Board and the committees of the Company Board on which he or she served during the year. Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend the Annual Meeting, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. In 2016, twelve of the directors attended the annual meeting of shareholders.

The Board has five standing committees: a Corporate Governance and Risk Committee, an Audit Committee, a Compensation Committee, a Capital Planning Committee, and a Technology Committee. The following table sets forth the members of the Board and the committees of the Board on which they served.

Name of Director	Corporate Governance and Risk	Audit	Compensation	Capital Planning	Technology
Non-Employee Directors:
Ann W. Bresnahan	Member	Member
David C. Flanagan		Member	Chair
Craig S. Gunderson	Member		Member
John W. Holmes			Member
S. Catherine Longley(1)		Chair		Chair
David J. Ott		Member
James H. Page(2)			Member		Chair
John M. Rohman	Member
Carl J. Soderberg	Member
Karen W. Stanley	Chair		Member	Member	Member
Lawrence J. Sterrs			Member		Member
Employee Directors:
Gregory A. Dufour				Member	Member

(1)	Ms. Longley was appointed to the Audit Committee and as Chair of the Audit Committee on February 8, 2017.

(2)	Mr. Page was appointed to the Compensation Committee effective January 1, 2017.

Corporate Governance and Risk Committee
The Company believes that a key element of effective risk management is strong corporate governance, and accordingly has combined the oversight of these areas in a single committee, the Corporate Governance and Risk Committee. This committee proposes director nominees to the Board for election by the shareholders; oversees the annual evaluation of the Board, management and Board committees; oversees the Company’s risk management program; and reviews the adequacy of the Company’s Articles of Incorporation and By-laws, Code of Business Conduct and the Corporate Governance Guidelines.

The Corporate Governance and Risk Committee assists the Board of Directors by identifying and recommending individuals qualified to serve as directors of the Company, and as chairs and members of committees of the Board of Directors. The Corporate Governance and Risk Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively.

The Corporate Governance and Risk Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominations made by directors, management and shareholders. To date, the Corporate Governance and Risk Committee has not engaged any third parties to assist in identifying candidates for the Board of Directors. In general, the Corporate Governance and Risk Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Corporate Governance and Risk Committee has established minimum qualifications for recommended nominees that include evaluating nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience and ability to represent and act on behalf of all shareholders, as well as the needs of the Board of Directors. In addition to any other standards the Corporate Governance and Risk Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Corporate Governance and Risk Committee may consider the following factors when recommending that the Board select persons for nomination:

•
whether the nominee has direct experience in one of the following six areas: (1) accounting, (2) technology, (3) investment management/wealth management, (4) law/legal, (5) marketing, or (6) business management/business educator/CEO or in the financial services industry; and

•
although the Company does not have a diversity policy, the Corporate Governance and Risk Committee may consider whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience and diversity in terms of gender, ethnicity and age.

The Corporate Governance and Risk Committee also oversees the risk management practices and oversight for the Company. The Corporate Governance and Risk Committee annually reviews the Company’s Risk Management Policy, and semi-annually the Risk Assessment Process, and then recommend the policy to the Board for approval. It is the intent of the Company and its Board of Directors to ensure, through this Policy, which identifies our major areas of risk, and related policies, procedures and programs to manage those risks, that it has a sound enterprise risk management program that identifies, measures, monitors, mitigates and controls risk in the Company’s systems, processes, and people. Direct oversight and responsibility for the Company’s Risk Management Program is delegated to the Executive Vice President ("EVP") of Risk Management, who is a member of executive management. This structure reflects the Company’s commitment to risk management. The EVP of Risk Management reports to the President and CEO of the Company and provides reports and serves as management’s liaison to both the Corporate Governance and Risk Committee and the Audit Committee. The Company’s Risk Management Program is designed to provide sufficient information to management and the Board of Directors to assist them in properly and adequately evaluating the Company’s compliance with the Risk Management Program.

There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk, and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potential material financial and/or business losses despite the Board’s efforts to oversee risk.

The Corporate Governance and Risk Committee held six meetings during 2016. The Corporate Governance and Risk Committee operates under a written charter, a copy of which is available on the Company’s website under the "Investor" tab at www.CamdenNational.com.

Audit Committee
The Audit Committee assists the Board of Directors in overseeing, among other things: 1) the integrity of the Company’s financial reports, including policies, procedures and practices regarding the preparation of the financial statements, the financial reporting process, disclosures and internal control over financial reporting; 2) the Company’s compliance with legal and regulatory requirements; 3) the qualifications and independence of the Company’s independent accountants; and 4) the performance of the Company’s internal audit function and independent accountants.

The Audit Committee meets each quarter with the Company’s independent accountants and management to review the Company’s interim financial results before the publication of quarterly earnings press releases. On a quarterly basis, the Audit Committee also reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also meets separately each quarter in executive session with the independent accountants. The Audit Committee oversees and approves the selection and performance of the internal auditors and reviews and approves the Company’s internal audit plan. Annually, the Audit Committee also reviews and updates the committee charter, reviews and evaluates their performance, and participates in the preparation of the audit report contained in this Proxy Statement.

While the Audit Committee has the duties and responsibilities set forth above and as set forth in its charter, management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an independent audit of our financial statements and our internal controls over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon.

The Audit Committee has established procedures for the receipt, treatment and retention of complaints on a confidential basis. We encourage employees and third-party individuals and organizations to report concerns about our internal accounting controls or auditing matters. The Audit Committee Complaint Procedures are reviewed and approved annually by the Audit Committee, a copy of which is available on the company’s website under the "Investor" tab at www.CamdenNational.com.

The Board of Directors has determined that all four members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards. Additionally, the Board of Directors has determined that Ms. Longley, qualifies as an “audit committee financial expert” as defined by the SEC rules. This Committee met nine times during 2016. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website under the "Investor" tab at www.CamdenNational.com.

Report of the Audit Committee
In accordance with the Audit Committee charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2016.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 of the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standards, Communications with Audit Committees, and related interpretations and rules. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent registered public accounting firm as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence, and concluded that the auditors are independent.

During 2016, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC. Respectfully submitted by the members of the Audit Committee of the Board:
S. Catherine Longley, Chairperson
Ann W. Bresnahan
David C. Flanagan
David J. Ott

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee
The Compensation Committee assists the Board of Directors in discharging the Board’s responsibilities relating to compensation of the Company’s directors and named executive officers, and oversees the Company’s overall compensation and benefit programs. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews components of the compensation plans for the Company’s CEO and other executive officers, including base salary, annual incentive, long-term incentives, benefits and other elements of compensation. In addition to reviewing competitive market factors, the Compensation Committee also examines the total compensation mix, and how each of the elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of the named executive officers are approved by the full Board of Directors.

The Compensation Committee met six times during 2016. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website under the "Investor" tab at www.CamdenNational.com.

In 2016, Messrs. Flanagan (Chair), Gunderson, Holmes and Sterrs and Ms. Stanley served as members of the Compensation Committee for the calendar year 2016. No member of the Compensation Committee was an officer, employee or former employee of the Company. Mr. Gunderson is President and Chief Executive Officer of Oxford Networks, which provided services and the Company paid $376,000 in total fees to Oxford Networks in 2016, an amount that was less than 5% of Oxford Networks' gross revenues. The Board considered Mr. Gunderson's relationship with Oxford Networks in determining that he was an independent director. Mr. Page was appointed to the Compensation Committee effective January 1, 2017.

Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are Messrs. Flanagan, Gunderson, Holmes and Sterrs and Ms. Stanley. None of these persons has served as an officer or employee of the Company. None of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

Capital Planning Committee
The Capital Planning Committee assists the Board of Directors in discharging the Board’s responsibilities relating to management of capital for the Company and its subsidiaries, and coordinates capital generation and deployment activities. The Committee is also responsible for ensuring compliance with regulations pertaining to capital structure and levels. This Committee met three times during 2016.

Technology Committee
The Technology Committee assists the Board of Directors in discharging the Board’s responsibilities for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and that adequate planning, resources and investment are dedicated to fulfilling the Company’s strategic objectives. This Committee met four times during 2016.

Director Qualifications and Experience
The table below identifies the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that each director nominee should serve as a director of the Company. The following table identifies the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Corporate Governance and Risk Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting. This information supplements the biographical information previously provided. In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders. Note that each director has been designated by a corresponding number within director qualifications and experience table below as follows:

(1)	Ann W. Bresnahan	(7)	David J. Ott
(2)	Gregory A. Dufour	(8)	James H. Page, Ph.D.
(3)	David C. Flanagan	(9)	John M. Rohman
(4)	Craig S. Gunderson	(10)	Carl J. Soderberg
(5)	John W. Holmes	(11)	Karen W. Stanley
(6)	S. Catherine Longley	(12)	Lawrence J. Sterrs

Director Qualifications and Experience Table

	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)
Diversity
Male		✓	✓	✓	✓		✓	✓	✓	✓		✓
Female	✓					✓					✓
Business Experience
General Business Acumen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Services Industry Knowledge		✓				✓	✓			✓	✓
Experience in Managing Growth		✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Experience in Organization Development	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Experience & Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Service Experience		✓					✓
Audit, Compensation or Corporate Governance Experience	✓	✓		✓		✓	✓			✓	✓	✓
Regulatory Experience		✓		✓		✓	✓			✓	✓
Large Shareholder Relationship Experience		✓		✓
Well Connected to the Community	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Professional Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Collegiality	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry Experience
Accounting		✓										✓
Merchandising			✓		✓					✓
Insurance						✓
Technology		✓		✓				✓	✓			✓
Asset Management	✓	✓									✓	✓
Community Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Law						✓
Management		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Board Evaluations
Each year, each committee completes a self-assessment of the committee’s performance and reports the findings to the full Board. All nominees who are members of the Board are peer evaluated and complete a self-evaluation which is reviewed by the Corporate Governance and Risk Committee when recommending a slate of candidates to be nominated by the full Board. On a periodic basis, Board members complete a confidential survey provided through an outside firm which solicits feedback from our directors with respect to the effectiveness of the Board.

Mandatory Director Retirement
The Company has a policy that requires directors to retire from the Board of Directors immediately upon reaching the age of 72.

Director Stock Ownership Guidelines
The Company’s Bylaws require directors to beneficially own shares of stock of the Company having a market value of $100,000 (“Qualifying Shares”). The Board of Directors may, in its discretion, permit a director to satisfy the Qualifying Shares requirement by agreeing to purchase, within 90 days of such person’s election as a director, at least 100 shares of stock of the Company and applying 100% of such person’s directors fees, after taxes, to purchasing the balance of the Qualifying Shares, subject to trading window requirements.

Director Independence
Our Board has determined that the following directors, constituting 11 of the Company’s 12 directors, are each an “independent director” as such term is defined in NASDAQ’s listing standards: Messrs. Flanagan, Gunderson, Holmes, Ott, Page, Rohman, Soderberg and Sterrs; and Mses. Bresnahan, Longley, and Stanley. Our Board also has determined that each member of the Corporate Governance and Risk Committee, the Audit Committee, and the Compensation Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the SEC, the Internal Revenue Service ("IRS"), and applicable committee charters.

Director Compensation
The following table shows, for the year ended December 31, 2016, information on compensation earned by or awarded to each non-employee director who served on the Company’s Board during 2016.

Name	Fees Earned or Paid in Cash by Company ($)	Fees Earned or Paid in Cash by Subsidiaries ($)		Stock Awards(1)(6) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)	Total ($)
Ann W. Bresnahan	$33,175	$11,333	(3)(4)	$15,000	$—	$—	$—	$—	$59,508
David C. Flanagan	42,450	2,500	(4)	15,000	—	—	—	—	59,950
Craig S. Gunderson	30,525	—		15,000	—	—	—	—	45,525
John W. Holmes	28,525	2,000	(4)	15,000	—	—	—	—	45,525
S. Catherine Longley	22,750	—		15,000	—	—	—	—	37,750
David J. Ott	30,175	2,500	(4)	15,000	—	—	—	—	47,675
James H. Page	24,075	1,500	(4)	15,000	—	—	—	—	40,575
John M. Rohman	25,750	12,333	(3)(4)	15,000	—	—	—	—	53,083
Carl J. Soderberg	25,750	2,000	(4)	15,000	—	—	—	—	42,750
Karen W. Stanley	59,025	24,833	(3)(4)(5)	15,000	—	—	—	—	98,858
Lawrence J. Sterrs	27,375	—		15,000	—	—	—	—	42,375

(1)
The amounts shown reflect the aggregate grant date fair value of restricted shares granted during 2016, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during 2016. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 15 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying valuation of equity awards. We maintain an Independent Directors' Equity Compensation Program, which is a sub-plan under the 2012 Equity and Incentive Plan. Under this plan, the independent directors of the Company each receive restricted shares of Company stock on an annual basis equal to $15,000, determined based on the closing share price of a share of Company stock on the date of issuance and vest based on the terms set by the Compensation Committee annually.

(2)
We maintain a Directors Deferred Compensation Plan. Under this plan, deferred amounts are valued based on corresponding investments in certain investment funds which may be selected by the director. No plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in this column.

(3)	Includes fees received as a director of Acadia Trust.

(4)	Includes committee fees received from Camden National Bank.

(5)	Includes fees received as Chair of Camden National Bank.

(6)	Each director received 345 shares of Company stock on May 2, 2016 based on the Company's closing share price of $43.48 per share.

Director Retainer Fees, Meeting Fees and Equity Grants
Our directors who are also employees do not receive any compensation for serving as directors on our Board or as members of committees thereof. Historically, the Company has used cash retainers and per meeting fees to attract and retain qualified candidates to serve on the Board. In the most recent director compensation analysis, the Compensation Committee, with the assistance of Pearl Meyer & Partners, LLC ("Pearl Meyer") serving as the compensation consultant to the

Compensation Committee, researched and analyzed director compensation comparing to the Company's proxy peer group. Findings showed that average compensation for the Company's directors (including cash paid and equity awards) ranked slightly above the 25th percentile among the Company's peer group (the same group of banks used to assess executive pay discussed on page 35). The findings demonstrated the Company's director compensation program is well-structured and serves to reward activity and leadership. The Company's mix of compensation elements generally aligns with the peer group norm. To remain competitive in the market and better align with the median (50th percentile) of the Company’s peer group, the Board of Directors approved an increase, effective January 1, 2016, in the annual retainer fees for the Chair of the Board of Directors of the Company from $15,000 to $25,000, Chair of the Board of Directors of the Bank from $10,000 to $15,000, and chair of the Audit Committee from $7,500 to $10,000. The Company's practice of granting equity aligns with its peer group (nearly 60% of its peers grant company equity awards annually) and is considered best practice across the broader market. Recognizing the need to remain competitive for retention and recruiting purposes, the Board of Directors, effective with the May 2, 2016 grant date, increased the value of the annual independent director equity grants for Company Directors from $10,000 to $15,000 and for Bank directors from $4,000 to $8,000.

The following table outlines retainer fees, meeting fees and equity grants paid to directors of the Company and its subsidiaries in 2016:

Compensation Components	Annual Retainer		Meeting Fee	Annual Equity Grant
	Chair	Member
Camden National Corporation Board of Directors	$25,000	$8,750	$1,000	$15,000
Camden National Bank Board of Directors
Directors of Bank only	—	5,600	600	8,000
Directors of both the Company and Bank	15,000	—	—	—
Acadia Trust Board of Directors	10,000	5,600	600	—
Audit Committee	10,000	—	825	—
Compensation Committee	7,500	—	825	—
Other Committees including: (i) Capital Planning; (ii) Corporate Governance and Risk; (iii) Technology; and (iv) Camden National Bank Committees	—	—	500	—

Directors Deferred Compensation Plan
The Company maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees. Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth anniversary of the director’s separation from service. Deferred amounts are valued based on corresponding investments in certain investment funds (similar to those offered in our Company’s 401(k) Plan) which may be selected by the director. The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

Related Party Transactions
No nominee for director, other continuing director or executive officer of the Company engaged in any transaction, or series of transactions, with the Company or any of its subsidiaries during 2016 in which the amount involved, exceeded or exceeds $120,000, other than the financial transactions described below.

The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company), have had, and are expected to have in the future, loan transactions with one or more of the Company’s subsidiaries. As of December 31, 2016, the outstanding loans, including unused commitments, by the Company’s subsidiary bank to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $15.9 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

All loans made by the Company and its bank subsidiary to directors and executive officers are regulated by the Company’s federal regulators. These regulations (known as “Regulation O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interest. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the appropriate subsidiary. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

Mr. Gunderson is President and Chief Executive Officer of Oxford Networks. For the year ended December 31, 2016, the Company paid $376,000 in fees to Oxford Networks, an amount that was less than 5% of Oxford Networks’ gross revenues. The Board considered Mr. Gunderson’s relationship with Oxford Networks in determining that he was an independent director.

EXECUTIVE OFFICER INFORMATION

Current Executive Officers
The Executive Officers of the Company and Bank, and their ages as of December 31, 2016 are:

Name	Position with Company or Bank	Age
Gregory A. Dufour	President and Chief Executive Officer	56
Deborah A. Jordan, CPA	Executive Vice President, Chief Operating Officer and Chief Financial Officer	51
Joanne T. Campbell	Executive Vice President, Risk Management	54
Mary Beth Haut	Executive Vice President, Managing Director of Wealth Management Group	53
Edmund M. Hayden III	Executive Vice President, Chief Credit Officer	61
Timothy P. Nightingale	Executive Vice President, Senior Loan Officer	59
June B. Parent	Executive Vice President, Retail Banking	53

Mr. Dufour's biographical information appears on page 19.

Deborah A. Jordan joined the Company in September 2008 as Senior Vice President, Chief Financial Officer ("CFO"), and Principal Financial and Accounting Officer and was promoted to EVP in January 2011. Effective January 1, 2015, Ms. Jordan was promoted to Chief Operating Officer ("COO"), and continues to serve as CFO, and Principal Financial and Accounting Officer. Ms. Jordan was previously EVP and CFO of Merrill Merchants Bancshares, Inc. in Bangor, Maine, from January 1993 to August 2008. Ms. Jordan worked at Arthur Andersen & Co. from 1987 to 1992. Ms. Jordan currently serves on the Board of Seven Islands Land Management Company.

Joanne T. Campbell joined the Company in 1996 as Vice President, Manager of Residential Real Estate. She was promoted to Senior Vice President, Compliance, Audit & CRA in 2002, and then to Senior Vice President, Risk Management in 2005 and to Executive Vice President ("EVP") in January 2011. Ms. Campbell currently serves as a member of the ABA Risk Management Conference Advisory Board.

Mary Beth Haut joined the Company's Wealth Management Group in 2016 as Executive Vice President and Managing Director. Prior to joining Camden National Wealth Management she worked at Citizens Private Bank, the private banking division of Citizens Bank, where she was the market executive for the state of Massachusetts from 2009 to 2016. In 2011, Ms. Haut briefly served as managing director and senior private banker at J.P. Morgan but returned to Citizens. Ms. Haut served executive and director roles at Citizens wealth management and investment management divisions from 2003 to 2009. Her additional experience includes senior-level wealth management roles at Bank Boston and FleetBoston, now Bank of America.
Edmund M. Hayden III joined Camden National Bank as Executive Vice President and Chief Credit Officer upon completion of the merger of Camden National Corporation and SBM Financial, Inc. on October 16, 2015. Prior to joining Camden National Bank, Mr. Hayden served as the Chief Risk Officer and Chief Credit Officer of The Bank of Maine since 2011. Previously he was the Executive Vice President and Executive Credit Officer for TD Bank, NA (“TD”) covering the New England and Long Island markets. Mr. Hayden worked for TD (formerly TD Banknorth, NA) for 18 years (1992-2010) primarily in commercial banking. Prior to TD, Mr. Hayden worked for three years as the Senior Lending Officer for Martha’s Vineyard National Bank, and prior to that Mr. Hayden held a variety of positions primarily in commercial lending at Bank of Boston (formerly Bank of Vermont) from 1980 to 1989.
Timothy P. Nightingale joined the Company in March 2000 as Regional Vice President of UnitedKingfield Bank. In 2001, Mr. Nightingale was named Senior Lending Officer at UnitedKingfield Bank and was promoted to Senior Vice President in 2003. In September 2006, the Company merged UnitedKingfield Bank into Camden National Bank, at which time Mr. Nightingale was named Senior Vice President, Senior Lending Officer for Camden National Bank. In January 2011, he was promoted to EVP. Mr. Nightingale is a member of the Bank Advisory Committee for the Finance Authority of Maine.

June B. Parent rejoined the Company in July 1995 and was promoted to Vice President of Human Resources in 1999. In December 2003, she made a career change to the retail banking division of the Bank and was promoted to Senior Vice President and Senior Retail Banking Officer. In January 2011, she was promoted to EVP. Ms. Parent is a past Board President of the Penobscot Bay Regional Chamber of Commerce.

All of the executive officers will hold office at the discretion of the Company’s Board of Directors. There are no arrangements or understandings between any of the directors, officers or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers. There are no “family relationships” among the directors and executive officers, as the SEC defines that term.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report, required by Item 402(b) of SEC Regulation S-K. Based on the review and discussion, the Compensation Committee recommended to the Board that the 2016 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2016. Respectfully submitted by the members of the Board Compensation Committee:

David C. Flanagan, Chairman
Craig S. Gunderson
John W. Holmes
James H. Page, Ph.D.
Karen W. Stanley
Lawrence J. Sterrs

Compensation Discussion and Analysis

Overview
Our compensation structure reflects our commitment to link pay to performance, protect shareholder interests, and provide market-based compensation that will attract and retain highly talented executives critical to the success of the Company. The structure emphasizes at-risk incentive awards that vary with our financial results, and the award criteria are based on achieving our strategic plan initiatives. The Compensation Committee (the "Committee") evaluates the Company’s compensation programs and related components on an ongoing basis and makes adjustments to our compensation structure, consistent with our compensation philosophy and objectives, as the Committee determines to be appropriate to maintain the Company’s competitive position. The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a comprehensive, carefully designed compensation structure that drives long-term shareholder value. Addressed in the discussion are the compensation determinations for the Company’s named executive officers and the rationale for those determinations. Beginning on page 47 are compensation tables for the named executive officers that provide more detailed information.

Financial Highlights
In the fourth quarter of 2015, the Company completed the acquisition of SBM Financial, Inc. ("SBM"), the parent company of The Bank of Maine, and much of its attention for 2016 was focused on executing the merger strategies, integrating the two banks, and delivering on the commitments it had made to its shareholders and stakeholders. Through the successful execution of the merger strategies and the ongoing hard work and efforts of all Company employees and its Board of Directors, the Company was able to meet its commitments and report solid financial results for the year ended December 31, 2016, including net income of $40.1 million and diluted EPS of $2.57 per share; return on average assets and equity of 1.04% and 10.47%, respectively; and an efficiency ratio of 57.53%.

The Company's strong financial and operating results for the year ended December 31, 2016 was largely due to the SBM acquisition, but was also due to our focus and commitment on driving organic growth through consistent delivery of our value proposition across all of our delivery channels. Total assets at December 31, 2016 were $3.9 billion, representing an increase over last year of 4%. The Company's asset growth in 2016 was driven by solid loan growth (excluding loans held for sale) of 4% and higher investment balances of 5%. Total deposits at December 31, 2016 were $2.8 billion, representing an increase over last year of 4%, which was driven by core deposit growth (demand, interest checking, savings and money market) of 4%.

The Company's asset quality at December 31, 2016 remained strong with non-performing assets to total assets of 0.67% and non-performing loans to total loans of 0.97%, representing slight increases over last year of 1 basis point and 4 basis points, respectively. The Company's ratio of loans 30-89 days past due to total loans at December 31, 2016 was 0.24%, compared to 0.40% last year. Its provision for credit losses for the year ended December 31, 2016 was $5.3 million compared to $1.9 million last year. The increase was driven by solid loan growth in 2016 and an increase in our net charge-offs to average loans ratio of 3 basis points in 2016 compared to 2015. For 2016, the Company's net charge-offs to average loans ratio was 0.13%.

In the third and fourth quarter of 2016, the Company took certain steps to provide its shareholders with additional returns, including increasing our stock liquidity through completion of a three-for-two stock split effective September 30, 2016, and through a 15% increase in our quarterly cash dividend effective for the January 31, 2017 payout to our shareholders.

At December 31, 2016, the Company and the Bank, maintained risk-based capital ratios in excess of the regulatory levels required for an institution to be considered “well capitalized".

The following table highlights the key financial metrics and ratios for the Company compared to prior year:

	At or For The Year Ended December 31,		Change
(Dollars in thousands, except per share data)	2016	2015	$	%
Net income	$40,067	$20,952	$19,115	91%
Adjusted net income(1)	40,597	28,186	12,411	44%
Diluted earnings per share(2)	2.57	1.73	0.84	49%
Adjusted diluted earnings per share(1)(2)	2.61	2.33	0.28	12%
Cash dividends declared per share(2)	0.83	0.80	0.03	4%
Book value at end of period(2)	25.30	23.69	1.61	7%
Tangible book value at end of period(1)(2)	18.74	16.89	1.85	11%
Total assets	3,864,230	3,709,344	154,886	4%
Total loans and loans held for sale	2,609,400	2,501,164	108,236	4%
Total deposits	2,828,529	2,726,379	102,150	4%
Total shareholders' equity	391,547	363,190	28,357	8%
Return on average assets	1.04%	0.70%	—	0.34%
Adjusted return on average assets(1)	1.06%	0.94%	—	0.12%
Return on average equity	10.47%	7.54%	—	2.93%
Return on average tangible equity(1)	14.76%	9.91%	—	4.85%
Adjusted return on average tangible equity(1)	14.95%	13.20%	—	1.75%
Efficiency ratio(1)	57.53%	61.13%	—	(3.60)%

(1)	The following is a non-GAAP measure and should be reviewed in conjunction with the Company's 2016 Annual Report on Form 10-K.

(2)	Share and per share data has been adjusted to reflect the three-for-two split effective September 30, 2016 for all periods presented. Refer to the Company's 2016 Annual Report on Form 10-K.

Executive Summary
The Committee believes executive compensation must be linked with the Company’s performance and aligned with the interests of the Company’s shareholders. In addition, executive compensation needs to be designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

One of the Committee’s goals is to focus management on the Company’s long-term performance. The Committee believes long-term equity awards are effective tools for aligning management and shareholder interests in order to increase overall shareholder value. In addition, executives, including the named executive officers, are responsible for implementing long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the executives aids the Company in its implementation of such long-term initiatives. However, a portion of the named executive officers' annual compensation is also linked to the short-term success of the Company in order to motivate and reward such executives to achieve Company objectives and to attract and retain high caliber talent.

Compensation Committee Activity and Key Initiatives During 2016
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company held an advisory vote on the compensation of its named executive officers (“Say-on-Pay”) at the 2016 annual shareholders meeting. The Company’s shareholders approved the compensation of our named executive officers, with over 97% of shareholder votes cast in favor of the Say-on-Pay resolution. As we evaluated our compensation practices throughout fiscal 2016, we were mindful of the strong support that our shareholders expressed for our philosophy of linking compensation to performance and the interests of the

Company’s shareholders. As a result, the Committee continued to apply the same principles and philosophy that it has used in previous years in determining executive compensation and will continue to consider shareholder feedback in the future.

The Committee evaluates existing compensation program components on an ongoing basis to maintain the Company’s competitive position in the marketplace and to meet its goal of attracting, motivating, and retaining key executives. Pearl Meyer has served as the compensation consultant to the Committee since 2013. Pearl Meyer is engaged to provide guidance to the Committee in several critical areas, such as the impact of regulation on compensation and incentive practices, benchmarking and best practice analysis, director and executive compensation, regulatory reporting support, peer group analysis, policy and procedure review, education, and trends and changes.

In 2016, the Committee met six times and completed the following initiatives:

•
Review of Incentive Payouts, Restricted Stock Grants and Stock Option Awards - The Committee reviewed management’s recommendation and approved non-executive incentive plan payouts. In 2016, the Committee recommended, and the Board subsequently approved, granting restricted stock to high performers at the vice president and senior vice president levels. Restricted stock is granted to motivate and retain top performers by providing stock ownership without purchase requirements. In 2016, stock options and restricted stock were granted to certain individuals at the vice president and senior vice president level at the time of hire.

•
Review of Executive Incentive Plan (“EIP”) — The Committee reviewed the payout levels for executives and Company-wide performance against performance measures set for 2015, and recommended to the Board that it approve an award under the 2015 EIP to each executive officer at the 106% performance level (see Annual Executive Incentive Plan on page 40). The Committee also reviewed and approved the EIP participants and targets for 2016.

•
Approval of 2016 Long-Term Performance Share Plan ("2016 LTIP") — The Committee reviewed and approved the key metrics for the 2016 LTIP for the 2016 – 2018 performance period. Refer to page 44 further details on metrics approved.

•
Executive Hiring — The Committee reviewed the terms of the offer for the hiring of Acadia Trust president and CEO (now the Company's Wealth Management Group EVP and Managing Director) hired on March 31, 2016.

•
Risk Review — The Committee worked with management to conduct a comprehensive review of the Company’s executive compensation policies and practices and determined that such policies and practices are in compliance with regulatory guidance, appropriately balance risk and reward, and do not encourage excessive risk taking.

•
Approval of 2016 Proxy Peer Group — The Committee engaged Pearl Meyer to assist with identifying the Company's appropriate proxy peer group for 2016, due to the acquisition of SBM and market benchmarks, as the basis for determining and maintaining competitive compensation practices.

•
2016 to 2019 Executive Compensation Modeling — The Committee engaged Pearl Meyer to provide additional executive compensation modeling to review the Company's executive compensation as compared to its new 2016 proxy peer group. Pearl Meyer provided modeling that outlined compensation increases (as a percentage) necessary each year to forecast Company executive compensation reach the 50th percentile of the 2016 proxy peer group by 2019.

•
Revision to the Compensation Committee Charter — The Committee approved changes related to Independence of Board Members (Section II of the Compensation Committee Charter) based on the recommendation of Goodwin Procter LLP, the Company’s primary legal counsel for compensation-related matters.

•
Independent Director Equity Compensation Plan — The Committee reviewed the peer group data as a result of the director compensation analysis conducted by Pearl Meyer in late 2015, and recognizing the need to remain competitive for retention and recruiting purposes, the Committee approved increasing the value of the annual independent director equity grants for Company directors from $10,000 to $15,000 and for Bank directors from $4,000 to $8,000 for 2016.

•
Company Benefits Program — The Committee reviewed the Company’s comprehensive benefits package ensuring that offerings are competitive and that the program is designed to attract and retain top talent.

•	Executive Deferred Compensation Plan — The Committee approved a supplemental company contribution to active participants in the Executive Deferred Compensation Plan.

•
Retirement Plan — As part of the Company's annual 401(k) Plan review, the Committee approved a true-up provision to the 401(k) Plan and a Retirement Committee Charter outlining delegation of certain duties related to the 401(k) Plan.

Compensation Philosophy and Objectives
The Committee’s compensation philosophy is to attract and retain highly qualified executives by providing a mix of salary and incentives that appropriately motivate executives while also maximizing shareholder value. This is achieved by establishing meaningful performance goals that discourage risk related behaviors, and ensuring executives have comprehensive knowledge of the total compensation package. The executive compensation programs have been designed to:

•	Provide competitive base salaries and short- and long-term incentives that align executives’ interests with the Company’s short- and long-term financial goals;

•	Drive performance and motivate executives toward the goal of enhancing long-term shareholder value;

•	Balance cash and equity compensation with a focus on increasing an executive’s equity ownership over time;

•	Attract and retain highly-qualified executives needed to achieve strategic goals, and maintain a stable executive management group; and

•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.

Decisions regarding executive compensation are evaluated in light of the Company’s past performance, local and regional job market availability for each position, economic conditions in New England, and the Company’s short- and long-term business plans. Moreover, the Committee’s goal is to review and analyze each element of compensation, considering the entire compensation package. The Committee seeks to ensure that rewards for executives, such as annual incentives and equity compensation, are appropriate in relation to shareholder returns for the same period.

Role of the Compensation Committee
The duties and responsibilities of the Committee include, among other things, overseeing the Company’s overall executive compensation philosophy, measuring performance with respect to established goals and objectives, designing the components of executive compensation, reviewing the Company’s executive compensation plans and the risks these plans pose to the Company, and establishing compensation for the Company’s named executive officers. In 2016, the Committee was composed of five independent directors: Messrs. Flanagan (Chair), Gunderson, Holmes, Sterrs and Ms. Stanley.

The Committee assists the Board in discharging the Board’s responsibilities related to compensation of directors and executive officers, and oversees the Company’s total compensation, benefits and rewards programs. The Committee also oversees the preparation of executive compensation disclosures for inclusion in the Company’s annual proxy statement. The Committee makes compensation decisions for the Company’s named executive officers, including the establishment of frameworks for how executives will be compensated, and approves equity awards at the executive and non-executive levels. The Committee receives recommendations concerning these matters from the CEO for executive officers and all other employees, other than the CEO. For non-executive officers, the CEO is responsible for establishing the framework, including salary adjustments and annual equity and non-equity incentive plan award amounts, for how these individuals will be compensated. In addition, decisions regarding non-equity compensation for non-executive officers are made by the CEO in conjunction with members of executive management. These decisions are ultimately presented to the Committee for review. As is the case with the executive officers, the Committee can exercise its discretion in modifying recommended adjustments or awards for these individuals.

Role of Executives in Compensation Committee Deliberations
The Company’s management provides information and input as requested by the Committee to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Committee. The Committee occasionally requests members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only Committee members are allowed to vote on decisions regarding executive compensation.

In 2016, Edward C. Walbridge, Senior Vice President and Human Resources Director, and Carolyn C. Crosby, Senior Vice President, Employee Relations and Engagement Manager, served as management’s liaison to the Compensation Committee. Mr.

Walbridge and Ms. Crosby assisted in the administration of executive compensation programs, prepared Committee and Board meeting materials, worked with consultants and legal counsel engaged by the Committee, and performed work as requested, including the preparation of peer analyses, based on a peer group selected by the Committee. The COO and CFO of the Company, Deborah A. Jordan, provided the Committee with a periodic update of the Company’s financial performance measures under the short- and long-term incentive programs. The President and CEO of the Company, Gregory A. Dufour, occasionally attended portions of the meetings at the invitation of the Committee’s Chair, and made recommendations with respect to base salary, annual incentives, and equity compensation for executive officers who report to him. Mr. Dufour was not present at any Committee meetings in which his own compensation was discussed or voted on.

Although executives may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Committee’s deliberations or vote. Only Committee members vote on decisions regarding executive compensation. The Committee periodically meets in executive session without management present.

Interaction with Consultants
The Committee utilizes the services of various consultants when deemed appropriate. The Company’s primary legal counsel for compensation-related matters is Goodwin Procter. Goodwin Procter has assisted the Company for a number of years by providing legal review of compensation plan documentation, as well as assistance on compensation-related regulatory matters. The Committee engaged the consulting services of Pearl Meyer to conduct competitive market assessments for executives and directors in order to ensure the Company’s pay practices are competitive, fit within the Company’s compensation philosophy, and comply with regulatory guidance. The Committee has also used the services of several other attorneys to ensure compensation plans and programs are properly administered, documented, and meet legal and regulatory requirements.

Compensation Committee's Relationship with its Independent Compensation Consultant
The Committee considered the independence of Pearl Meyer and Goodwin Procter in light of SEC and NASDAQ rules for compensation committees and compensation consultants, legal counsel and other advisers. The Committee has on file letters of independence from Pearl Meyer and Goodwin Procter addressing the following factors: (1) other services provided to the Company; (2) fees paid by the Company as a percentage of total revenue; (3) policies or procedures maintained by the advisers that are designed to prevent a conflict of interest; (4) any business or personal relationships between the advisers and a member of the Committee; (5) any Company stock owned by the advisers; and (6) any business or personal relationships between our executive officers and the advisers. The Committee discussed these considerations and concluded that the work performed by Pearl Meyer, Goodwin Procter, and the advisers involved in the engagements did not raise any conflict of interest.

Risk Review
Each year the Company evaluates its incentive plans to ensure risk management processes, risk mitigation practices and the internal control structure are in place to maintain the Company’s risk profile within acceptable limits and to ensure that employees are not incentivized to take excessive risk positions. The most recent risk analysis was initiated in late 2016 by management and completed in February 2017. Pearl Meyer conducted a high level review of management's risk assessment in order to provide additional commentary on the structure and governance of the incentive programs. The results of the risk assessment will be presented to the Committee in March for their review along with any action items which management will be addressing in 2017 to further strengthen the plans from a risk perspective. Based upon the review of the triggers that drive awards, the business planning and budgeting processes, the internal controls which support the accurate reporting of actual results, and the risk management processes and mitigating features that ensure that management operates within established risk tolerance guidelines, it was determined that the Company’s incentive plans do not lead to excessive risk taking pursuant to industry standards.

Benchmarking Compensation
The Committee believes that utilization of appropriate benchmarks for compensation analyses is an effective method for evaluating executive and director compensation. Accordingly, at least every two years the Committee engages the compensation consultant to conduct market competitive reviews, which, generally, include an assessment of compensation compared to market (i.e., industry-specific surveys and proxy peer group, where applicable), recommendations for total compensation opportunity guidelines (i.e. base salary, annual and long-term incentive targets), and a high level assessment of performance relative to peers. The Committee uses this information to determine appropriate salary and incentives levels for executive officers and directors.

The financial performance and compensation peer group is made up of: (1) Maine-based publicly-traded financial institutions; and (2) New England and Upstate New York-based publicly-traded financial institutions with assets generally ½ to

2x the size of the Company. When establishing the peer group for 2016 pay decisions, the Company’s estimated post-merger (with SBM Financial, Inc.) asset size of $3.5 billion was utilized. This peer group meets the goal of comparing executive and director compensation with comparable institutions whose managers and directors are overseeing and managing similarly-sized balance sheets and constituencies with which the Company may compete to attract and retain executive talent.

Arrow Financial Corporation	Community Bank Systems, Inc.	Merchants Bancshares, Inc.
Bar Harbor Bankshares	Enterprise Bancorp, Inc.	NBT Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Financial Institutions, Inc.	Sterling Bancorp
Boston Private Financial Holdings, Inc.	First Bancorp, Inc.	Tompkins Financial Corporation
Brookline Bancorp, Inc.	First Connecticut Bancorp, Inc.	TrustCo Bank Corp NY
Century Bancorp, Inc.	Hingham Institution for Savings	United Financial Bancorp, Inc.
Chemung Financial Corporation	Independent Bank Corp.	Washington Trust Bancorp, Inc.

The Committee annually reviews the proxy peer group, with the assistance of Pearl Meyer, and recommends any changes to the Board for approval. The peer group did not change substantially when it was updated in September 2016; Sterling Bancorp and Chemung Financial were excluded due to asset size while BSB Bancorp, Inc. and Meridian Bancorp, Inc. were added to the peer group. Pearl Meyer will update the peer group again in 2017 in preparation for the executive competitive assessment which will be completed in 2017.

The Committee’s competitive pay objective for executive compensation is to approximate the market median. Compensating at this level is necessary to attract and retain the executive talent needed to fulfill the Company’s strategic objectives. This pay range was also selected as being representative of compensation levels that are more equivalent to our markets and to our competitors. To ensure the Company remains competitive, the Committee established a goal to more closely align total compensation to the 50th percentile of market within a reasonable time period. The Committee recognizes that it will take time to competitively adjust executive and director compensation to the 50th percentile of its new larger proxy peer group.

The most recent proxy peer group study was completed by Pearl Meyer in the fall of 2015. The results of this analysis found that base salaries for the named executive officers were below the 50th percentile of the market, and total compensation levels were also positioned below the 50th percentile. These results were used in determining base salary adjustments for 2016 and 2017. The Committee will engage Pearl Meyer in 2017 to conduct an overall review of executive compensation and continue to make compensation adjustments, based on performance, where applicable, for alignment with the competitive market for 2018.

Elements of Compensation
In 2016, the compensation for the named executive officers was comprised of the following elements:

Element	Description	Primary Objectives
Base Salary	Fixed cash payment reflecting the executive’s responsibilities, performance and expertise.	• Provide basic level of compensation
• Recruit and retain executives
Annual Executive Incentive Plan (“EIP”)	Annual cash incentive which is contingent on achievement of Company and individual performance goals related to the current fiscal year.	• Encourage and reward individual and overall Company performance relative to current plans and objectives.
Equity-Based Long-Term Incentive Plan (“LTIP”)
Executives are awarded time-based restricted stock and performance shares. The restricted shares vest over three years and performance shares are granted with the opportunity to earn from zero to 200% of the target award performance level based upon the Company’s achievement of performance objectives over a three-year performance period.
• Align the interests of executives with shareholders.
• Provide retention
• Promote achievement of long-term financial and strategic objectives.
Management Stock Purchase Plan (“MSPP”)	Executives and officers at the level of vice president and above receive restricted shares in lieu of a portion of annual incentive at a discount. Shares vest over two years.	• Provide retention
• Promote stock ownership
Restricted Stock Awards	Executives and officers at the level of vice president and above are awarded restricted stock, which typically vest over three or five years.	• Provide retention
• Promote stock ownership
Stock Options
Executives and officers at the level of Vice President and above are awarded options to purchase shares of common stock at fixed prices, which typically vest over five years. The Company did not grant any options to its NEOs in 2016.
• Provide retention
• Promote stock ownership
• Align the interests of executives with shareholders.
Retirement and Other Benefits	Qualified and non-qualified deferred compensation plans, defined contribution retirement plans, and other benefits.	• Provide retention
• Maintain competitiveness
• Financial security
Change in Control Agreements	Severance benefits in the event of a termination of employment in connection with a change in control.	• Provide retention
• Maintain competitiveness

Emphasis on "At Risk" Pay
For 2016, 43% of our CEO’s compensation (i.e., base salary, annual short-term incentives and long-term incentives) was “at risk” compensation directly contingent on performance, compared to 42% for the Company's peer group. Actual annual bonuses and long-term incentive awards are subject to the achievement of pre-established performance targets and designed to link directly to shareholder value. Base salary and other fixed elements of compensation are essential to any compensation program and relevant to the recruitment and retention of top talent. However, we believe that “at risk” compensation for our most senior executives should be a significant portion of their pay mix. Our 2016 compensation reflects this philosophy. The following charts illustrate the 2016 pay mix for our CEO compared to peers.

Base Salaries
Base salaries are an essential recruitment and retention tool and balance the need to attract and retain talented executives with the cost to our Company and the impact on shareholder value. Base salaries are set at a level that is competitive and appropriate for our market, but conservative to allow for significant performance-based compensation in addition to base salary. Base salaries, which are based on an executive’s expected performance against specific job criteria for the current period, are viewed in the context of “total compensation.” The Company’s financial performance, as well as market conditions impact decisions on base salaries for named executive officers. Non-cash fringe benefits (e.g., insurance, 401(k) plan benefits) must also be in a competitive range so that both cash and non-cash elements allow the Company to attract and retain top quality executives. We meet these objectives by offering competitive base salaries with periodic adjustments based on peer-group market analysis and a comprehensive employee benefit package, in addition to the other elements of executive compensation described herein.

Compensation of the CEO and Named Executive Officers — The CEO’s base salary is reviewed annually by the Committee in light of (1) overall Company performance; (2) his performance against written goals and objectives; and (3) a comparison to the compensation of chief executive officers in other similar companies of comparable size and performance characteristics.

2016 Salary - Effective February 21, 2016, Mr. Dufour’s base salary was increased from $460,000 to $485,000 as a result of accomplishing strategic and individual goals, such as:

•
The successful acquisition of SBM, the parent company of The Bank of Maine, which positions the Company as the strongest financial institution headquartered in the state of Maine with expanded opportunities in Southern Maine and across New England.

•	Overseeing record core operating earnings in 2015 of $28.2 million, an increase of 16% over 2014, and core diluted EPS of $3.49 per share, an increase of 8% over 2014.

•	Overseeing organic loan and deposit growth for 2015 of $102.4 million and $107.3 million, respectively (6% growth).

•	Updating on-line banking and mobile banking platforms, developing new products and services, and issuing EMV chip cards.

•	Implementing a Customer Relationship Management (“CRM”) system to better serve customers and streamline processes.

•	Creating a Business Loan Support Team to be responsive to small business loan customers through centralizing administrative functions.

•
Engaging IBM Consulting to conduct an independent employee engagement survey, for which the Company saw an increase in overall employee engagement of 6% for the most recently completed engagement survey in the fourth fiscal quarter of 2015 compared to the employee engagement survey completed in 2014.

Mr. Dufour's performance-based merit increase is consistent with the general employees performance-based merit increases. In addition to Mr. Dufour's performance-based merit increase of 2.5%, the Committee approved a 2.9% range adjustment for Mr. Dufour to align his base salary competitively within market of the new peer group.

All other named executive officers’ base salaries are reviewed annually and recommendations were made to the Compensation Committee by the CEO. Based on individual performance reviews, and peer group and market comparisons, increases were made to the base salary for each other named executive officer ranging from 2.0% to 2.4% with the exception of Ms. Jordan who received an increase of 10.7% for her leadership that led to the successful acquisition and integration of SBM, as well as her expanded oversight across a larger organization post-acquisition as the COO and CFO.

2017 Salary - Effective February 18, 2017, Mr. Dufour’s base salary was increased from $485,000 to $585,000 (reflecting a 20.6% increase) to bring his base salary closer to the 50th percentile of the market and as a result of achieving several financial, strategic, community and shareholder related objectives which included:

•	Financial accomplishments under Mr. Dufour’s oversight included:

◦	The Company reported record net income of $40.1 million or $2.57 per diluted share for the year ended December 31, 2016 which exceeded budget.

◦	Superior financial returns as demonstrated by a return on average equity of 10.47%, return on average assets of 1.04% and an efficiency ratio of 57.53% for the year ended December 31, 2016.

◦	Strong asset quality with net charge offs to total loans of 0.13% for 2016 and non-performing assets to total assets of 0.67% at December 31, 2016.

•	The Company achieved several strategic accomplishments under Mr. Dufour’s leadership during 2016:

◦	Repositioned the Company’s wealth management business line through recruitment of the business leader of the division and merging the wholly owned subsidiary into Camden National Bank.

◦	Successful post-integration efforts of The Bank of Maine and achieving the financial objectives of the acquisition.

◦
Expanded the Company’s digital offerings and capabilities including a redesigned website, mobile payment applications such as Apple and Google Pay, EMV “chip” debit cards and enhanced security features for customers.

◦	Introduced 24x7 customer assistance, the first community bank in the state of Maine to offer 24 hour service.

◦	Continued enhancements to the Company’s structure including closing of sub-optimal locations and several business building efforts in higher growth markets.

◦	Increased the starting minimum wage for employees to $12.00 per hour.

•	As a community bank, Mr. Dufour led several important strategic efforts which included:

◦	Hope@Home, the Company’s efforts to address homelessness. Since its inception, this program has donated over $140,000 of unrestricted funds to homeless shelters across the State.

◦	Leaders and Luminaries, a program developed by The Bank of Maine and adopted by the Company which recognizes leaders in non-profit organizations across the State.

◦	Mr. Dufour personally contributes to community efforts including serving as Vice Chair of the Board of Trustees for Maine Health, Maine’s largest healthcare system.

•	Under Mr. Dufour’s leadership several shareholder related events and accomplishments occurred during 2016:

◦	Implemented a 3 for 2 stock split to improve liquidity in the Company’s stock.

◦	Introduced a 15% increase in the Company’s quarterly dividend for the fourth quarter based on the Company’s performance.

◦	Total shareholder return of 55.48% during 2016.

◦	Conducted a robust investor relations outreach effort.

◦	Experienced record setting market capitalization during the year.

All other named executive officers’ base salaries are reviewed annually and recommendations are made to the Compensation Committee by the CEO. Recommendations are based on (1) overall Company performance; (2) each executive officer's performance against written goals and objectives; (3) increase in areas of responsibility; and (4) a comparison to the compensation of comparable executive officers in other companies of similar size and performance characteristics. The Committee is proactively making these salary adjustments to ensure that the Company competitively compensates and retains executive management. Based on individual performance reviews, and peer group and market comparisons, increases were made to the base salary for each other named executive officer ranging from 2.7% to 14.7%.

Name	Position	Base Salary Effective 2/22/15	Base Salary Effective 2/21/16 (1)	% Increase 2016 Over 2015	Base Salary Effective 2/18/17	% Increase 2017 Over 2016
Gregory A. Dufour	President & CEO	$460,000	$485,000	5.4%	$585,000	20.6%
Deborah A. Jordan	EVP, COO & CFO	280,000	310,000	10.7%	354,000	14.2%
Mary Beth Haut(1)	EVP, Wealth Management	n/a	225,000	n/a	231,000	2.7%
Edmund M. Hayden III	EVP, Chief Credit Officer	n/a	220,000	n/a	226,000	2.7%
Timothy P. Nightingale	EVP, Senior Loan Officer	225,500	231,000	2.4%	265,000	14.7%

(1)	Ms. Haut joined the Company effective March 31, 2016.

Annual Executive Incentive Plan
The Executive Incentive Plan ("EIP") is intended to motivate executives to reach or exceed the annual fiscal targets set in the Company's strategic and operating plans, as well as to achieve individual performance goals. The named executive officers, as well as others selected by the Committee and approved by the Board, were eligible to participate in the EIP in 2016. The EIP was established in 2002 and has been a successful program in motivating and rewarding achievement of short-term goals and has proven to be an effective recruitment and retention tool for top executives.

The annual EIP for the named executive officers, and other selected members of management, is tied specifically to the Company’s budget. Annual budgets are prepared by management and approved by the Board. In establishing the annual budget goals for the year, factors considered include the current operating environment (economic, interest rate, regulatory and local), as well as the Company’s strategic plan initiatives. Key financial ratios (return on assets, return on equity, earnings growth, asset quality and capital ratios) are measured against the prior year's performance, peer group and shareholder expectations. Potential awards are earned based on performance relative to budget for the year based on budgeted net income before taxes (“NIBT”). The potential award for Ms. Haut is based on performance relative to budget for the wealth management division with net income and total revenue metrics.

The following table represents each named executive officer's 2016 annual incentive opportunity:

EIP: 2016 Opportunity
	Incentives as % of Base Salary
Performance Metric	Gregory Dufour	Mary Beth Haut(1)	Deborah Jordan	All Other Named Executive Officers
96% - Threshold Level	8.0%	7.0%	7.0%	6.0%
97%	16.0%	14.0%	14.0%	12.0%
98%	24.0%	21.0%	21.0%	18.0%
99%	32.0%	28.0%	28.0%	24.0%
100% - Target Level	40.0%	35.0%	35.0%	30.0%
101%	44.0%	38.0%	39.0%	33.0%
102%	48.0%	41.0%	42.0%	36.0%
103%	52.0%	44.0%	46.0%	39.0%
104%	56.0%	47.0%	49.0%	42.0%
105%	60.0%	50.0%	53.0%	45.0%
106%	64.0%	53.0%	56.0%	48.0%
107%	68.0%	56.0%	60.0%	51.0%
108%	72.0%	59.0%	63.0%	54.0%
109%	76.0%	62.0%	67.0%	57.0%
110% - Maximum Level	80.0%	65.0%	70.0%	60.0%
120% - Maximum Level	n/a	95.0%	n/a	n/a

(1)	Ms. Haut's incentive opportunity as a % of Base Salary increases 3.0% for each performance level improvement between the 110% and 120% level.

Each named executive officer has a targeted percentage based on the position he or she holds, and the impact of the position on overall Company results. The targeted percentages are reviewed annually by the Committee and may be adjusted. Each participant's recommended payout is calculated based on the Company's financial results as compared to budget (weighted 60% as determined based on the table above), and an evaluation of how the participant worked collaboratively to successfully execute the Company's strategic initiatives for that given year (weighted 40% as determined in the Committee's discretion). The Committee approves all payouts under the EIP and reports the same to the Board.

During 2016, there were 11 participants in the EIP, including the named executive officers. Discussion relative to the Company’s performance, as well as performance against individual goals, take place quarterly between each executive and his or her manager, and between the CEO and the Board. Communication at these regular intervals ensures that executives are aware of the Company's and their current levels of performance and are motivated to meet or exceed established goals.

The financial performance target against budget under the EIP was achieved at the 99% level for the year ended December 31, 2016. In February 2017, the Board accepted the recommendation of the Committee to award incentives under the EIP to executive officers in the amounts set forth below. Actual NIBT of $57.5 million was 1% below target NIBT of $58.3 million.

		EIP Payments(1)
Name	Position	2015	2016
Gregory A. Dufour	President & CEO	$290,500	$154,000
Deborah A. Jordan	EVP, COO & CFO	156,500	85,000
Mary Beth Haut (2)	EVP, Wealth Management	—	112,793
Edmund M. Hayden III	EVP, Chief Credit Officer	18,000	50,000
Timothy P. Nightingale	EVP, Senior Loan Officer	100,000	52,000

(1)	20% of each payment is deferred pursuant to the Management Stock Purchase Plan ("MSPP").

(2)
Ms. Haut's incentive is based upon the performance of the wealth management division which met total revenue goals and exceeded budgeted net income. In addition, for 2016 Ms. Haut was eligible for an additional $25,000 incentive based upon meeting certain performance requirements.

Management Stock Purchase Plan ("MSPP") — The MSPP, which is a sub-plan of the 2012 Equity and Incentive Plan, is available to employees at the level of vice president and above, and is an equity incentive compensation plan designed to provide an opportunity for participants to receive restricted shares of our Company’s common stock in lieu of a portion of their annual bonus payments. Participants may elect to participate on a voluntary basis at either 10% or 20% of their annual bonuses. The CEO and other named executive officers are required under this plan to participate at the 20% level when bonuses are administered. Restricted shares are granted at a discount of one-third of the fair market value of the stock on the date of the grant, and fully vest two years after the grant date if the participant remains employed at the Company for such period. If a participant terminates employment for reasons other than retirement prior to the vesting date, he or she forfeits the unvested shares and is reimbursed for the lesser of the amount originally used to purchase the restricted shares, or the current fair value of the shares on the date of termination. As with the other equity compensation programs, this program encourages investment in our Company and serves as a retention and recruitment tool. On February 23, 2016, each of the named executive officers deferred 20% of his or her bonus under the 2015 EIP, resulting in a total of 4,445 shares purchased under the MSPP at a price of $16.94 per share (a discount of $8.47 per share).

		2016 MSPP Stock Awards
Name	Position	Number of Shares	Vesting Period
Gregory A. Dufour	President & CEO	2,286	2 Years
Deborah A. Jordan	EVP, COO & CFO	1,231	2 Years
Mary Beth Haut(1)	EVP, Wealth Management	—	2 Years
Edmund M. Hayden III	EVP, Chief Credit Officer	141	2 Years
Timothy P. Nightingale	EVP, Senior Loan Officer	787	2 Years

(1)	Ms. Haut joined the Company in 2016 and, as such, was not eligible for the 2015 EIP and MSPP.

Equity-Based Long-Term Incentives
One objective of the executive compensation program is to increase executives’ equity ownership in the Company, which more closely aligns executive and shareholder interests by strengthening each executive’s personal investment in the success of our Company. To meet this objective, the Committee has utilized a long-term performance share plan, restricted stock awards, and stock options. These programs reward executives with equity compensation, which more closely aligns the value ultimately received by the named executive officers with the value created for other shareholders. The shares and options awarded generally have vesting schedules to enhance our ability to retain top performing named executive officers. The Company also utilizes annual and/or ongoing equity grants or purchases to ensure the continuation of this value as options are exercised and shares vest.

Long-Term Incentive Plan ("LTIP") — The LTIP, which is a sub-plan under the 2012 Equity and Incentive Plan, is administered by the Committee and intended to create a long-term incentive for the named executive officers, so that long-term interests of the Company are not compromised for short-term results. Awards made under the LTIP are used to achieve the twin goals of: (1) aligning executive incentive compensation with increases in shareholder value; and (2) using equity compensation to retain key employees.

The target award level for each named executive officer is established based upon the executive officer’s level of responsibility in the Company. At the time of granting the awards, the Committee sets the award amount for each participant at a level to provide competitive long-term compensation. The target levels for each performance measure are set by the Committee for each long-term performance period, and are recommended by the Committee to the Board for approval. The target levels are set in such a way as to ensure that the expense to the Company associated with the potential executive awards is an appropriate percentage of the resulting shareholder benefit. The Committee considers numerous factors in determining the target awards and the financial performance metrics based on management’s three-year business plan, including asset and income growth, potential compensation expense to the Company and return to shareholders as measured by return on equity and earnings per share growth.

Each named executive officer has a predetermined “target award,” which is reflected as a percentage of his or her base salary at the beginning of the long-term performance period. At the end of each long-term performance period, if the performance measure(s) and trigger(s) are met, then each participant receives an award in accordance with the matrix below, paid in Company shares. The conversion of dollar amounts into shares is based on the market value of a share of Company stock on the first day of the relevant long-term performance period. The table below details the award opportunity under the LTIPs for the 2014 – 2016 performance period (the "2014 – 2016 Plan"), 2015 – 2017 performance period (the "2015 – 2017 Plan") and 2016 – 2018 performance period (the "2016 – 2018 Plan"). Other than as noted below, award opportunities have remained level over the last three years.

	LTIP Award Opportunity as % of Salary
	Threshold	Target	Superior
2014 - 2016 Performance Period
Gregory A. Dufour, President & CEO	20.00%	40.00%	80.00%
Deborah A. Jordan, EVP, COO & CFO	12.50%	25.00%	50.00%
Edmund M. Hayden III, EVP, Chief Credit Officer	12.50%	25.00%	50.00%
Timothy P. Nightingale, EVP, Senior Loan Officer	12.50%	25.00%	50.00%
2015 - 2017 Performance Period
Gregory A. Dufour, President & CEO	20.00%	40.00%	80.00%
Deborah A. Jordan, EVP, COO & CFO	15.00%	30.00%	60.00%
Edmund M. Hayden III, EVP, Chief Credit Officer	12.50%	25.00%	50.00%
Timothy P. Nightingale, EVP, Senior Loan Officer	12.50%	25.00%	50.00%
2016 - 2018 Performance Period (1)
Gregory A. Dufour, President & CEO	10.00%	20.00%	40.00%
Deborah A. Jordan, EVP, COO & CFO	7.50%	15.00%	30.00%
Mary Beth Haut, EVP, Wealth Management	17.50%	35.00%	70.00%
Edmund M. Hayden III, EVP, Chief Credit Officer	6.25%	12.50%	25.00%
Timothy P. Nightingale, EVP, Senior Loan Officer	6.25%	12.50%	25.00%

(1)
Based on the recommendation of Pearl Meyer, the Compensation Committee approved a change to the 2016 – 2018 Plan. The 2016 – 2018 Plan consists of a split between a 50% weighting on time-based equity awards and 50% weighted on performance-based equity awards (with the exception of Ms. Haut, who will receive 100% performance-based equity). This is designed to bolster retention while maintaining alignment with Company performance and creates a balanced program of time- and performance-based equity.

2014 – 2016 Plan Performance Share Results — The table below shows the performance metrics used by the Committee at the end of 2016 to determine the awards for the 2014 – 2016 Plan.

	Weighting	Target Level	Actual End of Year 3	% of Target
Performance Triggers
Adjusted NPA(1)		Less than 1.75%	0.58%	Achieved
Adjusted net income growth(2)		1% or greater	20.25%	Achieved
Performance Metrics
Revenue growth	50%	2.69%	16.86%	200%
Efficiency ratio	50%	60.20%	59.54%	166%
Performance Level
Expected payout as a % of target incentive				183%
Recorded compensation expense				$725,000

(1)	Adjusted to exclude performing restructured loans.

(2)	Adjusted to exclude Acadia Trust's financial results and impact of the five branches divested in 2013.

		Shares vested under LTIP(1)
Name	Position	2013 - 2015 Plan at 100% of Target	2014 - 2016 Plan at 183% of Target
Gregory A. Dufour	President & CEO	6,519	11,211
Deborah A. Jordan	EVP, COO & CFO	2,292	3,837
Mary Beth Haut	EVP, Wealth Management	—	—
Edmund M. Hayden III	EVP, Chief Credit Officer	155	1,223
Timothy P. Nightingale	EVP, Senior Loan Officer	2,190	3,670

(1)	Number of shares adjusted for the three-for-two stock split effective September 30, 2016.

2016 – 2018 Plan Design and Awards — Based on the recommendation of Pearl Meyer, the Compensation Committee approved a change to the 2016 – 2018 Plan. The 2016 – 2018 Plan consists of a split between a 50% weighting on time-based equity awards (see section “Restricted Stock Awards" for details on time-based awards) and 50% weighted on performance-based equity awards (with the exception of Ms. Haut, who will receive 100% performance-based equity based upon net income performance of the wealth management division). This is designed to bolster retention while maintaining alignment with Company performance and creates a balanced program of time- and performance-based equity.

The Committee designed the 2016 – 2018 Plan to include one trigger and two performance measures, with the reward being based on a sliding performance scale. In order to activate the plan, the trigger of non-performing assets excluding performing restructured loans (“Adjusted NPA”) to total assets must not to exceed 1.75%. The two performance measures selected for the LTIP are: (1) return on average tangible common equity (“ROATCE”) in 2018 and (2) diluted earnings per share (“EPS”) in 2018, each assigned a 50% weighting. The Committee set performance metrics for the 2016 – 2018 Plan that focused on financial ratios and measures that were meaningful to shareholders. The performance metrics selected were based upon financial commitments/expectations made in conjunction with the SBM acquisition, discussions with shareholders and review of performance metrics used by banks in the Company’s new proxy peer group. In addition, the LTIP performance measures are subject to modification upon a merger or acquisition. The table above details the LTIP award opportunity as a percentage of salary for each participant. The table below shows the performance metrics that will be used by the Committee at the end of 2018 to determine the vesting for the 2016 – 2018 Plan.

	Weighting	Threshold Level	Target Level	Superior Level
Performance Triggers
Adjusted NPA		Less than 1.75%	—	—
Performance Metrics
ROATCE in 2018	50%	13.50%	14.19%	15.00%
Diluted EPS in 2018	50%	$2.77	$2.89	$3.06

Restricted Stock Awards —Restricted stock awards may be awarded to the named executive officers and other officers at the level of Vice President or above and have a three-year vesting schedule, with one-third vesting each year. All awards are approved by the Board. There were restricted stock awards issued to the named executive officers in 2016 in connection with the redesign of the Long-Term Incentive Plan. This is designed to bolster retention while maintaining alignment with Company performance and creates a balanced program of time- and performance-based equity. The restricted stock awards were issued to the named executive officers on January 4, 2016. The Company's closing share price on the issuance date was $28.87 per share.

Name	Position	Number of Shares(1)	Vesting Period
Gregory A. Dufour	President & CEO	3,360	3 Years
Deborah A. Jordan	EVP, COO & CFO	1,609	3 Years
Mary Beth Haut	EVP, Wealth Management	—	—
Edmund M. Hayden III	EVP, Chief Credit Officer	952	3 Years
Timothy P. Nightingale	EVP, Senior Loan Officer	999	3 Years

(1)	Number of shares adjusted for the three-for-two stock split effective September 30, 2016.

Stock Options — Options to purchase shares of common stock at fixed prices, as provided under the 2012 Equity and Incentive Plan, may also be awarded to named executive officers and other officers at the level of vice president and above. Individual option grants vest in equal installments over a five-year period and have a ten-year contractual life in accordance with the 2012 Equity and Incentive Plan. Stock option awards enable us to attract talented executives and tie their interests to the Company’s goals and objectives. There were no options granted to the named executive officers in 2016.

Retirement and Other Benefits
We offer a qualified deferred compensation plan and a non-qualified executive deferred compensation plan to provide our employees tax-advantaged savings vehicles. The plans enhance our ability to attract and retain key employees by providing a comprehensive total rewards package. Discretionary matching contributions are provided to participants in both the qualified and non-qualified plans in an effort to encourage employees to save for retirement.

Camden National Corporation 401(k) Plan and Profit Sharing Contributions — All employees, including our named executive officers, are eligible to participate in the qualified deferred compensation plan, referred to as the Camden National Corporation 401(k) Plan. Participants may contribute pre- and post-tax savings contributions to the 401(k) Plan up to the maximum allowed by federal tax laws. The Company currently makes safe harbor matching contributions of up to 4% of an employee’s eligible compensation, and additional profit sharing contributions (at the discretion of the Board). For 2016, the profit sharing contribution was 3% of an employee’s eligible compensation, up to applicable IRS limits. Employee deferrals and matching contributions are immediately vested. Profit sharing contributions have a graduated six-year vesting schedule and once a participant has six years of service, contributions are 100% vested.

Executive Deferred Compensation Plan ("EDCP") — We maintain a non-qualified deferred compensation plan, referred to as the Executive Deferred Compensation Plan, under which certain eligible employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. This program is available to current participants in the EIP, including the CEO and the other named executive officers. The EDCP allows for employer discretionary and/or supplemental contributions, with the intent to make contributions equal to what the executive could have earned under the 401(k) match and profit sharing on the amounts deferred, beyond the IRS limitations on annual compensation under qualified plans. The Company allows participants to direct the investment of funds deferred and the investment choices are similar to those available in the 401(k) Plan. The EDCP is a cost effective way to provide another incentive for executives to stay with the Company over the long-term. In 2016, three named executive officer elected to defer amounts under the EDCP. Refer to page 53 for further details.

Retiree Medical — Full time employees qualify if they will be age 55 or older at time of retirement, have at least 20 years of service at time of retirement, and either reached age 50 or attained 15 years of service on or before December 31, 2013.

Supplemental Executive Retirement Plan ("SERP") and Defined Contribution Retirement Plan ("DCRP")— The Committee recognizes the importance of financial security upon retirement and has in place two programs to assist executive officers in planning for retirement. The plans and programs in place help ensure that the named executive officers are focused on the Company’s financial well-being over the long-term. Income replacement at retirement is largely dependent on participation in the 401(k) Plan, the EDCP and the performance of these programs. It may be augmented with participation in the SERP and/or participation in the DCRP as described below. Effective January 1, 2008, the DCRP replaced the SERP for new executives.

We provide nonqualified, noncontributory, defined-benefit SERPs for certain highly compensated officers. Mr. Dufour has a SERP agreement. They are designed to make up the shortfall (when compared to a non-highly compensated employee) in replacing income at retirement due to IRS compensation and benefit limits under the 401(k) Plan and Social Security. With a SERP in place, participants should be able to replace up to 75% of their final average compensation. Page 54 provides detailed discussion of the SERP benefits provided to named executive officers.

The DCRP is an unfunded deferred compensation plan. Messrs. Nightingale and Hayden and Ms. Jordan are participants in the DCRP. Annually, on or about March 15th, an amount equal to 10% of each participant’s annual base salary and cash incentives for the prior year are “credited” to an account administered by the Company in “Deferred Stock Units” based on the price of Company stock on the day of the award. Vesting occurs ratably from the date of participation in the Plan until the participant turns 65. Upon retirement or termination, the account is paid out in shares of Company stock, less the equivalent number of shares withheld for the payment of taxes. The DCRP provides participants the option to receive a lump sum stock distribution or to receive stock distributions in installments of either 5, 10, or 15 years.

Other Compensation and Benefits
The CEO is provided with a Company vehicle to use for business purposes, due to business travel expectations of the position, as well as the importance of his visibility in the community. The total amount of this item is reflected in the “All Other Compensation” column of the Summary Compensation Table.

Employment and Change in Control Agreements
The Company does not currently have any employment agreements with its named executive officers. In 2014, the Committee engaged Pearl Meyer to review the current CIC agreements and compare to market practice. Pearl Meyer concluded the CIC agreements were generally in line with market practice and offered observations and recommendations for potential changes. The Committee engaged Goodwin Procter to revise the CIC agreements, and, in February 2015, the Committee recommended the revised CIC agreements to the Board, which were subsequently approved and entered into with the applicable named executive officers in March 2015.

Additional details regarding the CIC agreements can be found in the narrative following the Pension Benefits table, and amounts that may be due to the named executive officers under these agreements are described and quantified in the section titled “Potential Payments Upon Termination or Change in Control” on page 56.

Stock Practice and Policy
Stock Ownership Guidelines — The Company has established stock ownership guidelines for the named executive officers, and stock must be owned outright to count toward meeting this requirement. Mr. Dufour must own two times his January 2009 annual base salary in Company stock by January 1, 2014 (this requirement was met as of December 31, 2013), and four times his January 2009 annual base salary in Company stock by January 1, 2019. To meet the ownership requirements for their respective positions other named executive officers must own one times their applicable initial base salary in Company stock after five years, and two times their applicable initial base salary after ten years.

The following table shows the named executive officer's stock ownership relative to the guidelines as of December 31, 2016.

Name	Guideline (multiple of salary)	Status
Gregory A. Dufour	4 times January 2009 Base Salary by January 2019 ($1,100,000)	Meets Requirement
Deborah A. Jordan	2 times October 2008 Base Salary by October 2018 ($350,000)	Meets Requirement
Mary Beth Haut	1 times March 2016 Base Salary by March 2021 ($225,000) and 2 times Base Salary by March 2026 ($450,000)	Does Not Meet Requirement - New to Company in 2016 (at 0% of Guideline)
Edmund M. Hayden, III	1 times October 2015 Base Salary by October 2020 ($220,000) and 2 times Base Salary by October 2025 ($440,000)	Does Not Meet Requirement - New to Company in 2015 (at 98% of Guideline)
Timothy P. Nightingale	2 times January 2009 Base Salary by January 2019 ($330,000)	Meets Requirement

Timing of Equity Grants — Equity awards, such as stock options and restricted stock awards, are granted under the 2012 Equity and Incentive Plan, the MSPP, the LTIP, and the DCRP. The Company traditionally has granted restricted stock in the first quarter of each fiscal year to reward performance for the prior year. Incentive stock options are typically granted as a condition of employment at time of hire with prior Board approval. Annually, at the discretion of the CEO, top performing officers may be granted incentive stock options or restricted stock awards in recognition of their commitment to the organization and to provide such officers with a means of obtaining ownership in the Company. Restricted stock is granted by way of recommendations put forth by the CEO to the Committee and is granted in the first quarter of a fiscal year to high performing individuals for achieving exemplary results related to the Company’s strategic initiatives. Equity grants under the LTIP occur annually in the first quarter of a fiscal year dependent on the results of the individual three-year plan performance metrics and target level achieved. Participants in the DCRP have an account administered by the Company that is credited with “Deferred Stock Units” annually, on or about March 15, with 10% of each participant’s annual base salary and cash incentives for the prior year. In addition, employees at the vice president level and above have the opportunity to participate in the MSPP annually to purchase company stock at a reduced rate. Under the MSPP, the stock is granted as restricted stock and individuals may elect to use 10% or 20% of bonus dollars to purchase Company stock that vests over a two year period. The CEO and other named executive officers are required under this plan to participate at the 20% level when bonuses are administered.

Clawback Policy — If the Company is required to prepare an accounting restatement due to material noncompliance with reporting requirements, the Committee may recover from any current or former executive officer who was paid during the three years preceding to the extent the compensation exceeds the compensation that would have been paid based on the restated financials.

Tax and Accounting Considerations
We consider tax and accounting implications in designing our compensation programs. Under current share-based payment accounting rules, we must expense the grant-date fair value of share-based grants that settle in our stock such as restricted stock and performance shares. The grant-date fair value is expensed over the service period or vesting period of the grant. Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid to the CEO and other executive officers whose compensation is required to be reported in the summary compensation table (other than the principal financial officer), except for performance-based compensation that otherwise meets the requirements of Section 162(m).

Tabular Disclosures Regarding Named Executive Officers
The following table summarizes compensation earned in the last three fiscal years by our principal executive officer, principal financial officer, and the three other most highly compensated executive officers (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total
Gregory A. Dufour President and CEO	2016	$481,154	$240,160	$123,227	$141,081	$45,045	$1,030,667
	2015	453,846	421,135	232,400	185,607	23,707	1,316,695
	2014	432,308	240,605	193,674	204,788	23,571	1,094,946
Deborah A. Jordan EVP, COO and CFO	2016	305,385	161,981	68,014	3,175	28,985	567,540
	2015	279,423	264,714	125,200	86	20,050	689,473
	2014	237,884	116,817	80,000	—	18,157	452,858
Mary Beth Haut EVP, Wealth Management	2016	166,154	137,510	90,258	—	56,420	450,342
	2015	—	—	—	—	—	—
	2014	—	—	—	—	—	—
Edmund M. Hayden III EVP, Chief Credit Officer	2016	220,000	75,957	40,007	—	13,074	349,038
	2015	42,519	5,374	67,078	—	1,701	116,672
	2014	—	—	—	—	—	—
Timothy P. Nightingale EVP, Senior Loan Officer	2016	230,154	105,730	41,610	3,337	25,078	405,909
	2015	224,654	178,697	80,000	—	19,813	503,164
	2014	227,500	110,726	76,800	—	17,717	432,743

(1)	The following table describes each component of the “Stock Awards” column in the Summary Compensation Table for 2016:

	Stock Awards
Name	LTIP	MSPP	Restricted Shares	DCRP	Total
Gregory A. Dufour	$97,003	$46,154	$97,003	$—	$240,160
Deborah A. Jordan	46,481	25,476	46,452	43,572	161,981
Mary Beth Haut	78,736	33,798	24,976	—	137,510
Edmund M. Hayden III	27,484	14,988	27,484	6,001	75,957
Timothy P. Nightingale	28,870	15,583	28,841	32,436	105,730

The values reflected in the LTIP column do not necessarily represent a realized financial benefit for the named executive officer because the performance shares may not yet have been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumes achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock under the 2016 – 2018 Plan for each named executive officer, determined based on the closing market price of our stock on the date of grant and determined in accordance with ASC Topic 718. The potential maximum payout for the 2016 – 2018 Plan performance period at the superior performance level for each named executive officer amounts to: $194,006 for Mr. Dufour; $92,962 for Ms. Jordan; $157,472 for Ms. Haut; $54,968 for Mr. Hayden; and $57,740 for Mr. Nightingale.

The values reflected in the MSPP and DCRP columns reflect the aggregate grant date fair value of stock awards for 2016 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016. For a more complete description of the stock awards, see “Compensation Discussion and Analysis.”

The value reflected in the Restricted Shares column reflects the grant date fair value of restricted stock awards for 2016, as determined in accordance with ASC Topic 718. Awards were issued on January 4, 2016 based on a stock price of $28.87.

(2)
Represents the amounts earned under the EIP for 2016, which the Company paid in February 2017. See “Annual Executive Incentive Plan” beginning on page 40 for a discussion of how these amounts were determined under this plan.

(3)
The amounts in this column reflect the changes in value of the Company’s SERP maintained for Mr. Dufour, as well as the changes in value of the EDCP for Mr. Dufour, Ms. Jordan, and Mr. Nightingale, to the extent the change in value for the fiscal year was accretive to the participant. In 2015, the change in EDCP value for Mr. Dufour and Mr. Nightingale was negative $298 and $440, respectively. Refer to Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2016 for further discussion on the Company's SERP. No named executive officers participated in our received preferential or above-market earnings on deferred compensation.

(4)
The amounts in this column and detailed below for 2016 include (i) 401(k) matching contributions by the Company, (ii) a 3% profit sharing allocation under the Company’s Retirement Savings Plan, (iii) Company contribution to participants of the Executive Deferred Compensation Plan, (iv) dividends paid on unvested stock awards, (v) relocation reimbursement and (vi) vehicle personal use benefit value.

	Employer Contribution
Name	401(k) and Profit Sharing	Nonqualified Plan	Dividend	Relocation	Vehicle	Total
Gregory A. Dufour	$18,550	$14,228	$10,893	$—	$1,374	$45,045
Deborah A. Jordan	18,550	4,473	5,962	—	—	28,985
Mary Beth Haut	5,885	—	535	50,000	—	56,420
Edmund M. Hayden III	12,376	—	698	—	—	13,074
Timothy P. Nightingale	18,550	2,510	4,018	—	—	25,078

GRANTS OF PLAN-BASED AWARDS TABLE
The following table summarizes cash and stock grants made during 2016 to the named executive officers listed in the Summary Compensation Table. The number of shares have been adjusted for the three-for-two stock split effective September 30, 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory A. Dufour	EIP	1/4/16	$38,492	$192,462	$384,923	—	—	—	—		—	$—	$—
	LTIP	1/4/16	—	—	—	1,680	3,360	6,720	—		—	—	97,003
	MSPP	2/23/16	—	—	—	—	—	—	3,426	(4)	—	—	29,018
	Restricted Shares	1/4/16	—	—	—	—	—	—	3,360	(6)	—	—	97,003
Deborah A. Jordan	EIP	1/4/16	21,377	106,885	213,769	—	—	—	—		—	—	—
	LTIP	1/4/16	—	—	—	805	1,601	3,221	—		—	—	46,481
	MSPP	2/23/16	—	—	—	—	—	—	1,846	(4)	—	—	15,636
	DCRP	3/15/16	—	—	—	—	—	—	1,612	(5)	—	—	43,572
	Restricted Shares	1/4/16	—	—	—	—	—	—	1,609	(6)	—	—	46,452
Mary Beth Haut	EIP	3/31/16	64,404	83,154	141,308	—	—	—	—		—	—	—
	LTIP	3/31/16	—	—	—	1,406	2,812	5,625	—		—	—	78,736
	Restricted Shares	3/31/16	—	—	—	—	—	—	892	(6)	—	—	24,976
Edmund M. Hayden III	EIP	1/4/16	13,200	66,000	132,000	—	—	—	—		—	—	—
	LTIP	1/4/16	—	—	—	476	952	1,905	—		—	—	27,484
	MSPP	2/23/16	—	—	—	—	—	—	211	(4)	—	—	1,787
	DCRP	3/15/16	—	—	—	—	—	—	222	(5)	—	—	6,001
	Restricted Shares	1/4/16	—	—	—	—	—	—	952	(6)	—	—	27,484
Timothy P. Nightingale	EIP	1/4/16	13,809	69,046	138,092	—	—	—	—		—	—	—
	LTIP	1/4/16	—	—	—	500	1,000	2,000	—		—	—	28,870
	MSPP	2/23/16	—	—	—	—	—	—	1,180	(4)	—	—	9,995
	DCRP	3/15/16	—	—	—	—	—	—	1,200	(5)	—	—	32,436
	Restricted Shares	1/4/16	—	—	—	—	—	—	999	(6)	—	—	28,841

(1)
Amounts represent the range of possible incentive payouts under the 2016 EIP. The actual amounts earned in 2016 and paid out in 2017, net of MSPP, are reflected in the Summary Compensation Table on page 47 and were as follows:

Name	Actual Payout Under Non-Equity Incentive Plans for Fiscal Year 2016
Gregory A. Dufour	$123,200
Deborah A. Jordan	68,000
Mary Beth Haut	61,520
Edmund M. Hayden III	40,000
Timothy P. Nightingale	41,600

(2)
Amounts represent the range of shares that may be released at the end of the three-year performance applicable to the 2016 – 2018 Plan. Total long-term incentive award opportunities as a percentage of salary for each named executive officer are described in “Compensation Discussion and Analysis.” The number of shares was based on the percentage of base salary effective February 21, 2016 and a market price of $28.87 on January 4, 2016, the first business day of the 2016 – 2018 Plan. Ms. Haut's number of shares was based on the percentage of base salary effective March 31, 2016 and a market price of $28.00 on March 31, 2016.

(3)
The values reported for the MSPP, DCRP and Restricted Shares reflect the aggregate grant date fair value of stock awards for 2016 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016.

The values reflected in the LTIP column do not necessarily represent a realized financial benefit for the named executive officer because the performance shares may not yet have been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumes achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock under the 2016 – 2018 Plan for each named executive officer, determined based on the closing market price of our stock on the date of grant and determined in accordance with ASC Topic 718.

For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 31.

(4)
Amount reflects 20% of 2015 EIP bonus used to purchase restricted shares on February 23, 2016 under the MSPP at $16.94 per share, a discount of one-third of the closing market price of $25.41 on the date of the grant. These shares will fully vest two years after the grant date.

(5)
Amount reflects 10% of each participant’s annual base salary and cash incentives for the prior year in deferred stock units. Vesting occurs ratably from the date of participation in the DCRP until the participant turns 65.

(6)
Amount reflects restricted stock award issued on January 4, 2016 based on a market price of $28.87 which vest ratably over a three year period and restricted stock award issued on March 31, 2016 based on a market price of $28.00 which vest ratably over a five year period. Refer to discussion on "Restricted Stock Awards" on page 44 for additional details of the grant.

In 2017, there were payouts for the 2016 EIP and they are reflected in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation and Stock Award columns. The EIP plan is described in detail under the heading “Annual Executive Incentive Plan” on page 40.

In 2016, each of the named executive officers participated in the MSPP and those values are reflected on the Summary Compensation Table in the Stock Awards column. The MSPP is described in detail above under the heading “Equity-Based Long-Term Incentives” on page 42.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (OPTION AWARDS)
The following table summarizes certain information with respect to all unexercised options held by named executive officers at December 31, 2016.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date
Gregory A. Dufour	—	—	—	—	$—	—
Deborah A. Jordan	—	—	—	—	—	—
Mary Beth Haut	—	—	—	—	—	—
Edmund M. Hayden III	—	—	—	—	—	—
Timothy P. Nightingale	—	—	—	—	—	—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (STOCK AWARDS)
The following table summarizes certain information with respect to all unvested performance-based and time-based restricted stock awards held by the named executive officers at December 31, 2016. The number of shares have been adjusted for the three-for-two stock split effective September 30, 2016.

			Stock Awards
Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(1) ($)
Gregory A. Dufour	3/6/2015	MSPP(2)	2,919	$129,750	—	$—
	2/23/2016	MSPP(2)	3,429	152,419	—	—
	11/11/2015	Restricted Shares(3)	5,182	230,340	—	—
	1/4/2016	Restricted Shares(3)	3,360	149,352	—	—
	1/2/2014	LTIP(4)	11,211	498,329	—	—
	1/2/2015	LTIP(5)	—	—	14,103	626,878
	1/4/2016	LTIP(5)	—	—	3,360	149,352
			26,101	1,160,190	17,463	776,230
Deborah A. Jordan	3/6/2015	MSPP(2)	1,206	53,607	—	—
	2/23/2016	MSPP(2)	1,846	82,055	—	—
	Various	DCRP(6)	9,297	413,252	—	—
	11/11/2015	Restricted Shares(3)	3,456	153,619	—	—
	1/4/2016	Restricted Shares(3)	1,609	71,520	—	—
	1/2/2014	LTIP(4)	3,837	170,555	—	—
	1/2/2015	LTIP(5)	—	—	6,438	286,169
	1/4/2016	LTIP(5)	—	—	1,610	71,565
			21,251	944,608	8,048	357,734
Mary Beth Haut	3/31/2016	Restricted Shares(6)	892	39,649	—	—
	3/31/2016	LTIP(5)	—	—	2,812	124,993
			892	39,649	2,812	124,993
Edmund M. Hayden III	2/23/2016	MSPP(2)	211	9,379	—	—
	Various	DCRP(6)	222	9,868	—	—
	1/4/2016	Restricted Shares(3)	952	42,316	—	—
	1/2/2014	LTIP(4)	1,223	54,362	—	—
	1/2/2015	LTIP(5)	—	—	2,810	124,905
	1/4/2016	LTIP(5)	—	—	952	42,316
			2,608	115,925	3,762	167,221
Timothy P. Nightingale	3/6/2015	MSPP(2)	1,156	51,384	—	—
	2/23/2016	MSPP(2)	1,180	52,451	—	—
	Various	DCRP(6)	9,807	435,921	—	—
	11/11/2015	Restricted Shares(3)	2,073	92,145	—	—
	1/4/2016	Restricted Shares(3)	999	44,406	—	—
	1/2/2014	LTIP(4)	3,670	163,132	—	—
	1/2/2015	LTIP(5)	—	—	4,321	192,068
	1/4/2016	LTIP(5)	—	—	1,000	44,450
			18,885	839,439	5,321	236,518

(1)	Based on the Company's closing share price of $44.45 at December 31, 2016.

(2)	These shares vest two years from the grant date.

(3)	Represents restricted stock awards that vests ratably over a three year period.

(4)	Represents shares awarded on February 28, 2017 under the 2014 Plan based on actual performance for the plan period.

(5)
Represents shares that may be released at the end of each applicable three-year performance period. These amounts do not necessarily represent a realized financial benefit for the named executive officers because the performance shares have not necessarily been earned. The superior performance level has been used to determine the number of shares for the 2015 Plan and the target performance level has been used to determine the number of shares for the 2016 Plan.

(6)	Stock units awarded under the DCRP with vesting ratably from the date of participation in the DCRP until the participant turns 65.

(7)	Represents a one-time restricted stock award that vests ratably over a five year period.

OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the number of shares acquired and the dollar amounts realized by the named executive officers during 2016 upon the exercise of stock options and vesting of shares of restricted stock. The number of shares have been adjusted for the three-for-two stock split effective September 30, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Gregory A. Dufour	6,000	$102,920	9,940	$245,345
Deborah A. Jordan	6,750	132,457	5,173	133,530
Mary Beth Haut	—	—	—	—
Edmund M. Hayden III	8,131	142,293	155	3,925
Timothy P. Nightingale	6,750	91,683	4,201	105,649

(1)
Represents the aggregate number of shares acquired upon exercise of vested options without taking into account any shares that may have been surrendered or withheld to cover the option exercise price or applicable tax obligations.

(2)
The “value realized” is the aggregate number of shares acquired upon exercise of vested options multiplied by the difference between the closing market price on the date of exercise and the exercise price.

(3)
Represents the aggregate number of shares acquired under MSPP, LTIP, DCRP and/or general restricted shares upon vesting without taking into account any shares that may have been surrendered or withheld to cover applicable tax obligations.

(4)	The “value realized” represents the shares or units that vested multiplied by the closing market price on the applicable vesting date.

NONQUALIFIED DEFINED CONTRIBUTION TABLE (DCRP)

The following table summarizes contributions to the nonqualified defined contribution retirement plan for each of the named executive officers during 2016.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/Distributions ($)		Aggregate Balance at Last Fiscal Year End(3) ($)
Gregory A. Dufour	$—	$—	$—	$—		$—
Deborah A. Jordan	—	43,572	143,719	—		413,252
Mary Beth Haut	—	—	—	—		—
Edmund M. Hayden III	—	6,001	3,867	—		9,868
Timothy P. Nightingale	—	32,436	150,452	—	1,648	453,921

(1)
Represents the grant date fair value of stock awards issued under the DCRP in 2016 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016. For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 31. Such contributions are also reported as compensation in the Summary Compensation Table on page 47. Prior year contributions included in the

Aggregate Balance have also been reported as compensation in the Summary Compensation Table with respect to the fiscal years to which such contributions relate.

(2)
Represents the change in value of vested and unvested DCRP awards issued in the Company's shares at December 31, 2016. The Company's closing share price at December 31, 2015 was $29.39 (adjusted for three-for-two stock split effective September 30, 2016) and at December 31, 2016 was $44.45.

(3)
Represents the value of vested and unvested DCRP awards issued in the Company's shares at December 31, 2016 based on the Company's closing share price at December 31, 2016 of $44.45. For a description of vesting terms and conditions relating to the DCRP, see page 45. The number of vested shares under the DCRP at December 31, 2016 for the named executive officers is as follows:

Name	Vested Shares
Gregory A. Dufour	—
Deborah A. Jordan	3,384
Mary Beth Haut	—
Edmund M. Hayden III	44
Timothy P. Nightingale	5,887

NONQUALIFIED DEFERRED COMPENSATION TABLE (EDCP)
The Executive Deferred Compensation Plan allows participants to defer up to 100% of salary and/or annual incentive bonus, after payment of FICA/Medicare taxes. In 2016, three named executive officers elected to defer amounts under the EDCP. Deferred amounts are invested at the discretion of the participant in the same investment options as made available under the Company's 401(k) Plan. The Company's obligations with respect to the deferred amounts are payable from its general assets. The assets are at all times subject to the claims of the Company's general creditors.

The following table summarizes the nonqualified deferred compensation for each of the named executive officers during 2016.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)
Gregory A. Dufour	$60,008	$14,228	$8,532	$—		$114,970
Deborah A. Jordan	28,600	4,473	3,175	—		62,334
Mary Beth Haut	—	—	—	—		—
Edmund M. Hayden III	—	—	—	—		—
Timothy P. Nightingale	24,998	2,510	3,337	—	1,648	77,719

(1)
Reflects deferrals of salary and bonus payments during 2016. Salary amounts are disclosed in the Summary Compensation Table under the year 2016. Bonus amounts are disclosed in the Summary Compensation Table under the year 2015.

(2)
Represents amounts that would have been contributed by the Company under the 401(k) Plan, but for certain IRS limitations. Contribution amounts are disclosed in the Summary Compensation Table under the year 2016. Refer to discussion on EDCP on page 45.

(3)	The table below shows the investment options available for the named executive officers under the EDCP and each fund's annual rate of return for the year ended December 31, 2016.

Investment Option	Year Ended December 31, 2016 Rate of Return
Federated US Treasury Cash Reserves I	0.18%
Vanguard Short-Term Bond Index	1.49%
Dodge & Cox Income	5.61%
Vanguard Total Bond Market Index	2.60%
American Century Inflation Adjusted Bond	4.72%
Templeton Global Bond R6	6.78%
Vanguard Windsor II	13.51%
Vanguard 500 Index Admiral	11.93%
Fidelity Contrafund	3.37%
Fidelity Low-Priced Stock	8.79%
T. Rowe Price Mid-Cap Growth	6.30%
Vanguard Small Cap Index	18.30%
T. Rowe Price New Horizons	7.79%
Artisan International	(9.66)%
Dodge & Cox International Stock	8.26%
Vanguard Target Retirement 2010	5.22%
Vanguard Target Retirement 2015	6.16%
Vanguard Target Retirement 2020	6.95%
Vanguard Target Retirement 2025	7.48%
Vanguard Target Retirement 2030	7.85%
Vanguard Target Retirement 2035	8.26%
Vanguard Target Retirement 2040	8.73%
Vanguard Target Retirement 2045	8.87%
Vanguard Target Retirement 2050	8.85%
Vanguard Target Retirement 2055	8.88%
Vanguard Target Retirement Income	5.25%

PENSION BENEFITS TABLE
The following table summarizes the pension benefits for each of the named executive officers during 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Gregory A. Dufour	Supplemental Executive Retirement Program	17	$1,221,782	$—
Deborah A. Jordan	—	—	—	—
Mary Beth Haut	—	—	—	—
Edmund M. Hayden III	—	—	—	—
Timothy P. Nightingale	—	—	—	—

(1)
The amounts in this column reflect the present value of accumulated benefits payable to each of the named executive officers, determined using interest rate and mortality rate assumptions consistent with those used in Note 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2016.

The Company provides a SERP for certain highly compensated executives. Under the SERP, in which Mr. Dufour is a participant, an executive is required to have five years of service to be eligible for a vested benefit under the existing SERP. Participants in this SERP may receive upon retirement at age 55 or older, a monthly lifetime benefit (with 15 years guaranteed) that is calculated based on targeting up to 75% of the participant’s average salary and annual incentive bonus for the 36 consecutive months of employment during which the participant’s compensation was the highest, factoring in years of service, and allowing for reductions relative to (a) 50% of the participant’s projected primary Social Security benefits; (b) the benefit from the portion of the participant’s 401(k) arising from employer contributions plus earnings; (c) the benefit from the distribution and projected earnings resulting from the termination of the Company’s defined benefit pension plan in 2001; and (d) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding deferred compensation, stock options and the annual incentive bonus plan. A total retirement benefit cap of 75% was instituted for participants when years of service exceed 25 years. The SERP provides for a 15-year guaranteed benefit starting at age 65 for vested participants who leave the Company prior to age 55. The SERP refers to the normal retirement age as age 65; however, the plan allows for early retirement at age 55. If the executive retires before age 62, the accrued benefit is reduced by the early commencement factor that starts at 64% at age 55 up to 100% at age 62. Benefits are also reduced for executives who retire with less than 25 years of service.

Change in Control Agreements
In 2009, we entered into CIC agreements with each of the named executive officers. In 2014, the Committee engaged Pearl Meyer to review the current CIC agreements and compare them to market practice. Pearl Meyer concluded that the CIC agreements were generally in line with market practice and offered observations and recommendations for potential changes. The Committee engaged Goodwin Procter to revise the CIC agreements for the CEO, other named executives, and certain other officers, and, in February 2015, the Committee recommended the revised CIC agreements to the Board, which were subsequently approved and entered into by such individuals in March 2015.

The agreements may require us to make payments to these individuals in the event of the termination of their employment following a change in control. Many of our executive compensation, benefit, and deferred compensation plans provide the named executive officers with certain rights or the right to receive payments in the event of the termination of their employment.

Under the current CIC agreements, if the executive is terminated by the Company without "cause" (as defined in the CIC agreements) or resigns for "good reason" (as defined in the CIC agreement), each within the period beginning three months prior to and ending two years following a change in control, then the executive shall be entitled to cash severance and benefits for a period of 36 months for the CEO and 24 months for the other named executive officers. Each executive's total cash severance will be equal to three times, in the case of the CEO, or two times, in the case of each of the other named executive officers, the sum of (i) the executive's base salary, plus (ii) the three-year average bonus. Such cash severance shall be payable during the applicable benefit period. Payment of the cash severance would commence within 30 days of the executive’s qualifying termination. In addition, pursuant to the CIC agreements, the Company shall also continue to pay the applicable employer portion of premiums with respect to group medical health plan coverage for the executive and such executive's eligible dependents during the shorter of the applicable benefit period or the maximum period permitted under COBRA. The CIC agreements allow for a return of payments if it is determined that the executive at any time misrepresented any financial information and such payment would be payable to the Company within 30 days of such notice of misrepresentation and any future payments under the CIC agreement would be forfeited upon receipt of such misrepresentation notice. If a named executive officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change in control while his or her agreement is in effect, he or she would not be entitled to severance pay or benefits under any company severance plan or program other than his or her CIC agreement.

The following table outlines the provision of the CIC agreements.

Provision	CIC Agreements
Protection Period	• Begins three months prior and ends 24 months following a change in control
Benefit Period	• CEO: 36 months • Other named executive officers: 24 months
Severance Multiple and Components
• CEO: 3.0x base salary and three-year bonus average
• Other named executive officers: 2.0x base salary and three-year bonus average
• Continuation of group medical health plan coverage at active employee rates

280G/4999 Excise Tax Treatment	• "Best-net-benefit" provision added
Restrictive Covenants	• CEO: 18 month non-compete agreement • Other named executive officers: 12 month non-compete agreement
Equity Acceleration (DCRP, LTIP, MSPP, Restricted Stock, and Stock Options)	• Double-trigger

Change in control shall have the meaning provided in the Company's 2012 Equity and Incentive Plan, as amended from time to time.

The CIC agreements may be terminated by the Company effective December 31, 2017 if the Company takes action 90 days prior to that date. If no such action is taken, each CIC agreement’s termination date will automatically extend to December 31 of each following year unless action is taken by the Company to terminate such CIC agreements at least 90 days prior to such termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table quantifies the benefits that would have been payable to our named executive officers under their CIC agreements using the five year period ending December 31, 2016 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2016.

	Gregory A. Dufour(1)	Deborah A. Jordan	Mary Beth Haut	Edmund M. Hayden III	Timothy P. Nightingale
Death
DCRP Restricted Stock Acceleration(2)	$—	$262,833	$—	$7,912	$174,244

Disability
DCRP Restricted Stock Acceleration(2)	$—	$262,833	$—	$7,912	$174,244

Termination Without Cause or Resignation for Good Reason in connection with a Change in Control
Cash Severance Payment(3)	$2,136,592	$837,667	$450,000	$452,000	$630,000
Continuation of Health Benefits(4)	28,517	17,427	33,017	5,863	979
DCRP Restricted Stock Acceleration(2)	—	262,833	—	7,912	174,244
Stock Options/Restricted Stock Acceleration(5)	661,861	360,801	39,649	51,695	240,386
LTIP Stock Acceleration(6)	517,487	238,519	83,344	111,481	157,664
Total	$3,344,457	$1,717,247	$606,010	$628,951	$1,203,273

(1)
In the event of a change in control under the SERP, Mr. Dufour would receive a lump sum distribution in the amount of the accrued benefit. The board of directors have an option to add to the accrued benefit. See "Pension Benefits Table" on page 54 for more information.

(2)
Under the DCRP, each unvested deferred stock unit becomes fully vested upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested deferred stock units were assumed to have a value equal to the closing price per share of $44.45 at December 31, 2016.

(3)
Represents the value of (i) 36 months of base salary and (ii) average of three-year annual bonus for Mr. Dufour, and (a) 24 months of base salary and (b) average of three-year annual bonus for the other named executive officers, payable according to the Company’s regular payroll schedule, and which would be reduced by standard withholding and authorized deductions per the CIC agreements.

(4)
Represents the value of (i) 18 months of healthcare benefits and 18 months' equivalent grossed up for taxes for Mr. Dufour and (ii) 18 months of healthcare benefits and six months' equivalent grossed up for taxes for the other named executive officers, per the CIC agreements.

(5)
Represents outstanding stock options and restricted stock awards which become fully vested and exercisable upon a termination without cause resignation for good reason in connection with a change in control. For purposes of this table, the unvested in-the-money stock options and restricted shares were assumed to have a value equal to the closing price per share of $44.45 at December 31, 2016.

(6)
In the event a participant has a qualifying termination event within six months after a change in control, the participant shall be entitled to an additional award up to the maximum payout level under the LTIP. For purposes of this table, LTIP shares were assumed to have a value equal to the closing price per share of $44.45 on December 31, 2016.

STOCK OWNERSHIP AND OTHER MATTERS

Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers
As of the Record Date, there were [___] shares of the Company's Common Stock outstanding and entitled to vote, held of record by approximately [___] shareholders. Such number of record holders does not reflect the number of persons or entities holding stock in nominee name through banks, brokerage firms and other nominees, which is estimated to be [___] shareholders. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of Common Stock, (ii) each current director of the Company and each nominee for director, (iii) the Company’s executive officers, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him, her or it as set forth opposite his, her or its name.

	Amount and Nature of Beneficial Ownership		Percentage of Common Shares Outstanding
5% or Greater Shareholders:
FMR LLC
245 Summer Street, Boston, MA 02210	[1,262,889]		[8.16]%
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	[1,119,309]		[7.23]%
Royce & Associates, LLC
745 Fifth Avenue, New York, NY 10151	[903,977]		[5.84]%
Directors, Nominees and Executive Officers:
Ann W. Bresnahan	[37,219]		*
Joanne T. Campbell	[19,961]		*
Gregory A. Dufour	[77,470]		*
David C. Flanagan	[7,688]		*
Craig S. Gunderson	[4,029]	(2)	*
Edmund M. Hayden III	[7,028]		*
Mary Beth Haut	[1,688]		*
John W. Holmes	[17,809]		*
Deborah A. Jordan, CPA	[37,023]		*
S. Catherine Longley	[4,098]		*
David J. Ott	[27,081]		*
Timothy P. Nightingale	[29,359]		*
James H. Page, Ph.D.	[3,559]		*
June B. Parent	[20,929]	(1)	*
John M. Rohman	[3,084]	(2)	*
Carl J. Soderberg	[55,976]		*
Karen W. Stanley	[7,150]		*
Lawrence J. Sterrs	[2,910]		*
All directors, nominees, and executive officers as a group (19 persons):	[364,061]		[2.35]%
* Less than 1%.

(1)
Includes 17 shares over which voting and dispositive power are shared jointly with Ms. Parent’s spouse and 834 shares owned by Ms. Parent’s spouse, as to which Ms. Parent disclaims any beneficial interest.

(2)	Shares over which voting and dispositive power are shared jointly with spouse.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Section 16 Persons”), to file reports of ownership and changes in ownership with the SEC. Section 16 Persons are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and written representations received by the Company, we believe that each of the Company’s Section 16 Persons has complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2016.

Solicitation of Proxies
The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by the Company’s directors and officers, who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company, its transfer agent, to solicit proxies held by brokers and nominees, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses of doing so. The stock transfer books will remain open between the Record Date and the date of the Annual Meeting.

By Order of the Board of Directors

John W. Holmes, Secretary
[___], 2017

EXHIBIT A

CAMDEN NATIONAL CORPORATION
2012 EQUITY AND INCENTIVE PLAN

SECTION 1    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Camden National Corporation 2012 Equity and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, Employees, Independent Directors and other key persons (including consultants) of Camden National Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Except as provided in Section 8(g) below, this Plan will be operated within an applicable exemption from the restrictions of Code Section 409A, as more particularly described in Section 23(b) below.
The following terms shall be defined as set forth below:
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Cause” shall have the same meaning as in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Cause” means (i) the commission of the grantee of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the grantee of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the grantee of an act of fraud in the performance of his or her duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the grantee to perform his or her duties to the Company or any Subsidiary (other than any such failure resulting from the grantee’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of or agreement with a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the grantee’s Service with the Company or any Subsidiary.

“Change of Control” is defined in Section 20.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations. Any reference to a particular section of the Code shall include a reference to any successor section of the Code.
“Committee” is defined in Section 2(a).
“Covered Employee” means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
“Director” means a member of the Board of Directors of the Company or a Subsidiary.

“Disability” shall have the same meaning as set forth in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Disability” means any mental or physical condition with respect to which the grantee qualified for and receives benefits under a long-term disability plan of the Company or Subsidiary, or in the absence of such a long-term disability plan or coverage under such plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the grantee from fulfilling his or her duties or responsibilities to the Company or a Subsidiary. If an Award is determined to be subject to Code Section 409A, then notwithstanding anything else herein to the contrary, “Disability” or “Disabled” shall mean that a grantee: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees, or (iii) is determined to be totally disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination of Service due to Disability has occurred.
“Dividend Equivalent Right” means Awards granted pursuant to Section 13.
“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 22.
“Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of a share of Stock on any given date means the closing price on the date of grant if that date is a trading date, or the closing price on the trading date just before the date of grant if the date of grant is not a trading date, in accordance with the Treasury Regulations issued under Code Section 409A. If the stock ceases to be readily tradable, the fair market value on the date of grant shall be the value determined in good faith by the Committee by the reasonable application of a reasonable valuation method as required by the Treasury Regulations issued under Code Section 409A.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Independent Director” means a member of the Board who (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former Employee of the Company who receives compensation for prior services (other than benefits under a Qualified Retirement Plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Independent Director shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Performance Share Award” means Awards granted pursuant to Section 11.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Performance Share Award, Restricted Stock Award, Restricted Stock Unit or Cash-Based Award.
“Restricted Stock Award” means Awards granted pursuant to Section 7.
“Restricted Stock Unit” means Awards granted pursuant to Section 8.
“Retirement” means retirement from employment with the Company or a Subsidiary in accordance with the then current retirement policies of the Company or Subsidiary, as applicable. “Retirement” with respect to a non-employee Director means the termination of service from the board(s) of directors of the Company and any Subsidiary following written notice to such board(s) of directors of the non-employee Directors intention to retire. Notwithstanding the foregoing, unless the Committee specifies otherwise at the time of an Award, an Employee who continues to serve on the Board following retirement as an Employee or a Director who continues to serve as an advisory board member or director emeritus shall not be deemed to have terminated due to Retirement until both Service as an Employee and Director, or in the latter case, as a Director and advisory board member or director emeritus has terminated.

“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.
“Stock” means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 6.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Committee. The Plan shall be administered by the members of the Compensation Committee of the Company who are Independent Directors (the “Committee”); provided that if the Committee consists of fewer than three Independent Directors, then the Board shall appoint to the Committee such additional Independent Directors as shall be necessary to provide for a Committee consisting of at least three Independent Directors. Any members of the Committee who do not qualify as Independent Directors shall abstain from participating in any discussion to make or administer Awards that are made to grantees who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(b)     Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)to select the individuals to whom Awards may from time to time be granted;

(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)    to determine the number of shares of Stock to be covered by any Award;

(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(i)subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(ii)to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(iii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.
(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Options, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Committee shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and any Subsidiary of the Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary of the Company as to a grantee’s employment, termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, grantees and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e)    Committee Action.  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, grantees and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same on its behalf.

(f)    Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 2(c), or an Employee of the Company or any Subsidiary of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing shall not be exclusive of (i) any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless, and/or (ii) any rights under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3     STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,200,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 600,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards. For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company’s 2003 Stock Option and Incentive Plan) which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In addition, the maximum number of shares that may be issued under this Plan pursuant to the exercise of Incentive Stock Options shall be 1,200,000. Subject to such overall limitations, shares of Stock may be issued up to such maximum numbers pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 45,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b)    Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Performance Share Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

For any Options or Stock Appreciation Rights issued hereunder, any changes in the capital structure of the Company under this Section 3(b) must be made proportionately in compliance with Treasury Regulation Section 1.409A-1(b)(5)(v), so that such Options or SARs remain exempt from the application of Code Section 409A.
(c)    Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of 'the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant award agreement, all
Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Committee's discretion or to the extent specified in the relevant award agreement. In the event of such termination each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock
Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon ·consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options :and Stock Appreciation Rights. Transactions under this provision must be made in a manner that the Options and SAR's remain exempt from the application of Code Section 409A.

(d)    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by Employees, Independent Directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4    ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other Employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5    STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after January 1, 2023.
(a)    Stock Options Granted to Employees, Independent Directors and Key Persons. The Committee in its discretion may grant Stock Options to eligible Employees, Independent Directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.

(i)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such Employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)    Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such Employee, the term of such Stock Option shall be no more than five (5) years from the date of grant.

(iii)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and Section 16 hereof at or after the grant date. Subject to the expiration provisions in Section 5(a)(ii), the Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)    Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)    In cash, by certified or bank check or other instrument acceptable to the Committee;

(B)    Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six (6) months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C)    Subject to compliance with applicable law, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(D)    With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b)    Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6    STOCK APPRECIATION RIGHTS

(a)    Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. The Stock Appreciation Rights issued hereunder are intended to be exempt from the application of Code Section 409A and shall be administered in compliance with Treasury Regulation Section 1.409A-1(b)(5)(i)(B).

(b)    Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i)    Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii)    Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii)    All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(iv)    No dividends may be granted on Stock Appreciation Rights until exercised as provided in Section 13(d) below.

SECTION 7     RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing Service (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Restricted Stock Awards granted hereunder are intended to comply with Code Section 83 and are thereby exempt from the application of Code Section 409A.

(b)    Certificates. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(g) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank. The certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear such restrictive legends as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence grantees’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the delivery to the Company of a stock power endorsed in blank.

(c)    Voting Rights. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.

(d)    Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

(e)    Tender Offers and Merger Elections.  Each grantee to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the grantee is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the grantee is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Stock shall not be tendered.

(f)    Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. In addition, the Company shall have certain optional rights to repurchase unvested shares of Restricted Stock upon termination of the grantee’s Service in accordance with Sections 16(d)(2) and 16(e).

(g)    Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s optional right of repurchase shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee may, in its sole discretion, determine that one (1) or more Restricted Stock Awards are fully earned and vested immediately.

SECTION 8     RESTRICTED STOCK UNITS

(a)    Nature of Restricted Stock Units. A Restricted Stock Unit is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Unit is contingent on the grantee executing the Restricted Stock Unit agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Unit, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b)    Election to Receive Restricted Stock Units in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Restricted Stock Unit. In the case of an election to defer cash compensation, any such election must be made no later than the last day of the tax year prior to the tax year in which the cash compensation is earned by the grantee; provided, however, that in the year in which a grantee first becomes eligible to make such an election, the grantee may make the election no later than thirty (30) days after initial eligibility. In the case of an election to defer a Restricted Stock Award, such election must be made by the grantee: (i) no later than the 30th day after the grant of Restricted Stock, and (ii) no later than twelve (12) months in advance of the earliest date on which the restrictions could lapse. Any such election shall be made in writing and shall be delivered to the Company and in accordance with rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.

(c)    Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Unit, subject to such terms and conditions as the Committee may determine.

(d)    Restrictions. A Restricted Stock Unit may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)    Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of Service (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(f)    Code Section 409A. Except as provided in Section 8(g) below, any Restricted Stock Units issued hereunder must be distributed to the participants so as to comply with the so-called “short-term deferral” exemption under Code Section 409A. As such, such Awards must be distributed no later than 2½ months after the end of the later of the Company’s fiscal year or the taxable year of the Covered Employee in which the Awards are deemed vested for purposes of Code Section 409A.

(g)    Defined Contribution Retirement Plan. The Company has established a Defined Contribution Retirement Plan (the “DCRP”) for the benefit of a select group of management Employees effective January 1, 2008. This DCRP constitutes a non-qualified deferred compensation plan as defined in Code Section 409A and is intended to comply with the requirement of Code Section 409A. The DCRP grants Restricted Stock Units subject to the restrictions contained in this Section 8. The operational provisions of the DCRP, including the provisions therein relative to compliance with Code Section 409A, are incorporated by reference into this Plan and are hereby made a part hereof.

SECTION 9    UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at such purchase price determined by the Committee) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10     CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Anything herein to the contrary notwithstanding, all Cash-Based Awards shall be made pursuant to a component plan of this Plan that provides for the terms and conditions of such Awards. Further, any such component plan shall be documented and administered in compliance with Code Section 409A. Payment, if any, with respect to a Cash-Based Award, shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION 11     PERFORMANCE SHARE AWARDS

(a)    Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to receive a grant of shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

(b)    Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock pursuant to a grant under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Committee).

(c)    Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(d)    Acceleration, Waiver, Etc. At any time prior to the grantee’s termination of employment (or other service relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 18, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 12     PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Restricted Stock Unit, Cash-Based Award or Performance Share Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:
(a)    Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include one or more of the following:

(1)	basic earnings per share;
(2)	basic cash earnings per share;
(3)	diluted earnings per share;
(4)	core earnings per share;
(5)	diluted cash earnings per share;
(6)	net income;
(7)	cash earnings;
(8)	net interest income;
(9)	non-interest income;
(10)	general and administrative expense to average assets ratio;
(11)	cash general and administrative expense to average assets ratio;
(12)	efficiency ratio;
(13)	cash efficiency ratio;
(14)	return on average assets;
(15)	core return on average assets;
(16)	cash return on average assets;
(17)	return on average stockholders’ equity;
(18)	cash return on average stockholders’ equity;
(19)	core return on equity;
(20)	return on average tangible stockholders’ equity;
(21)	cash return on average tangible stockholders’ equity;
(22)	core earnings;
(23)	operating income;
(24)	operating efficiency ratio;
(25)	net interest margin;
(26)	growth in assets, loans (including home equity lines of credit), or deposits;
(27)	loan production volume;
(28)	non-performing loans;
(29)	cash flow;
(30)	capital preservation (core or risk-based);
(31)	interest rate risk exposure-net portfolio value;
(32)	interest rate risk-sensitivity;
(33)	liquidity parameters;
(34)
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(35)	stock price (including, but not limited to, growth measures and total shareholder return);
(36)	operating expense as a percentage of average assets;
(37)	core deposits as a percentage of total deposits;
(38)	net charge-off percentage;
(39)	average percentage past due;
(40)	classified assets to total assets;
(41)	compliance/audit exam findings;
(42)	capital ratio;
(43)	revenue growth;
(44)	tangible book value per diluted share;
(45)	management achievement of strategic plan goals;
(46)	system knowledge & utilization of core applications;
(47)	customer service survey; or
(48)	any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)      Adjustments.  Pursuant to this Section 12, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any Subsidiary of the Company conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a grantee is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the grantee in an amount determined by the Committee.

(c)    Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(d)    Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(e)    Shareholder Approval. Prior to payment of any Performance-based Award, such Award must meet this shareholder approval requirement. In the case of Performance-based Awards other than Stock Options, the shareholder approval requirement is met if by a majority of shares voting in a separate vote, the shareholders approve the Plan’s specific terms and the class of executives to which it applies. In the case of Performance-based Awards of Stock Options, the shareholders must approve by majority of shares voting in a separate vote: (i) the Plan’s terms; (ii) the class of executives to which it applies; (iii) the exercise price (or formula under which the price is determined); and (iv) the maximum number of shares subject to Stock Options that the Plan can award to any executive.

(f)    Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 30,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $1,000,000 in the case of a Performance-based Award that is a Cash-Based Award.

(g)      Retirement.  Notwithstanding anything herein to the contrary, no Award that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability). Notwithstanding anything to the contrary herein, in the event of Retirement of a grantee during a Performance Cycle, the number of shares subject to a performance-based Award that will vest in the grantee, if any, shall be determined at the end of the Performance Cycle, and will be pro-rated based on the period of the grantee’s active employment and the level of achievement of the performance measures, provided that, the grantee was employed for a minimum of one (1) year during the Performance Cycle.

SECTION 13     DIVIDEND EQUIVALENT RIGHTS

(a)    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)    Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)    Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(d)    Code Section 409A. No dividends shall be paid or credited on Stock Appreciation Rights or on unexercised Options which would have the effect of reducing the exercise price of the option or Stock Appreciation Right base price below Fair Market Value on the date of the grant in violation of Code Section 409A and the Treasury Regulations issued thereunder.

SECTION 14    TAX WITHHOLDING

(a)Payment in Stock. Unless otherwise elected by the grantee and approved by the Committee, subject to the Company’s insider trading policy, as in effect from time to time, the Company’s minimum required tax withholding obligation shall be satisfied in full by the grantee authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(b)Payment by Grantee. If the grantee elects and the Committee approves a form of payment other that provided in Section 14(a), above, each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. Such arrangements may include payment, in whole or in part by the grantee transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

SECTION 15    TERMINATION OF SERVICE

(a)    Termination. For the purposes of the Plan, a grantee’s Service terminates on the first day occurring on or after a grant date on which the grantee ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)      The grantee’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the grantee between the Company and a Subsidiary or between two Subsidiaries.

(ii)      The grantee’s cessation as an Employee shall not be deemed to occur by reason of the grantee’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the grantee’s Services, provided such leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six (6) month period. For purposes of this sub-section (ii), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(b)    Subsidiary Transaction. If, as a result of a sale or other transaction, the Subsidiary for whom the grantee is employed (or to whom the grantee is providing Services) ceases to be a Subsidiary, and the grantee is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the grantee’s termination of Service caused by the grantee being discharged by the entity for whom the grantee is employed or to whom the grantee is providing Services.

(c)      Separation from Service/Code Section 409A. Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraph of this sub-section, the Committee shall have discretion to determine if a termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes “deferred compensation” as defined in Code Section 409A, the term termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Company and grantee reasonably anticipate that no further Services will be performed by the grantee after the date of the termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 20 percent of the average level of bona fide Services in the thirty-six (36) months immediately preceding the termination of Service. If a grantee is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following grantee’s Separation from Service.

(d)      Directors. With respect to a grantee who is a Director, cessation as a Director will not be deemed to have occurred if the grantee continues as a director emeritus or advisory director.

SECTION 16    EFFECT OF TERMINATION OF SERVICE ON AWARDS

The Committee shall establish the effect of a termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of termination of Service and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted or unless the vesting of an Award is subject to the satisfaction of specific performance measures, the following shall apply to all Awards:

(a)    Termination Due to Death. If the grantee’s Service terminates by reason of death, any Award held by the grantee shall become fully vested and exercisable, and any Stock Option may thereafter be exercised by the grantee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the last day of the original term of the Stock Option, if earlier.

(b)    Termination Due to Disability. If the grantee’s Service terminates by reason of Disability, any Award held by the grantee shall become fully vested and exercisable, and any Stock Option may thereafter be exercised by the grantee or his or her legal representative or legatee for a period of twelve (12) months from the date of Disability or until the last day of the original term of the Stock Option, if earlier.

(c)    Termination for Cause. If the grantee’s Service is terminated for Cause, any Award held by the grantee shall terminate immediately and be of no further force and effect.

(d)    Termination Due to Retirement.

(1)    If the grantee’s Service terminates due to Retirement, and on the date of Retirement the grantee is at least sixty (60) years old and has been employed by the Company or a Subsidiary for at least ten (10) consecutive years, then any Award held by the grantee shall become fully vested and exercisable, and any Stock Option held by the grantee may be exercised by the grantee for a period of twelve (12) months from the date of Retirement or until the last day of the original term of the Stock Option, if earlier.

(2)    If the grantee’s Service terminates due to Retirement, and on the date of Retirement the grantee is not at least sixty (60) years old and/or has not been employed by the Company or a Subsidiary for at least ten (10) consecutive years, then any Award held by the grantee shall be vested or exercisable only to the extent vested or exercisable on the date of Retirement. Any shares of Restricted Stock held by the grantee that are not vested on the date of Retirement shall be subject to an optional repurchase right of the Company at the original purchase price. Any vested Stock Option held by the grantee shall be exercisable by the grantee for a period of twelve (12) months from the date of Retirement or until the last day of the original term of the Stock Option, if earlier.

(e)     Other Termination. If the grantee’s Service terminates for any reason other than as set forth in subsections (a), (b), (c) and (d) above, and unless otherwise determined by the Committee, any Award held by the grantee shall be vested and exercisable only to the extent vested and exercisable on the date that the grantee’s Service terminates. Any shares of Restricted Stock held by the grantee that are not vested on the date of termination of Service shall be subject to an optional repurchase right of the Company at the original purchase price. Any vested Stock Option held by the grantee shall be exercisable by the grantee for a period of three (3) months from the date of termination of Service or until the last day of the original term of the Stock Option, if earlier.

Notwithstanding anything to the contrary in this Section 16:

(i)    an Employee who continues to serve as a Director following termination of Service as an Employee or as a consultant to the Company or a Subsidiary and a non-employee Director who continues to serve as a director emeritus or advisory board member following termination of Service as a non-employee Director shall, unless otherwise specified in the Award Agreement, continue to vest in his or her Awards and shall not be deemed to have terminated Service due to Retirement until Service in all such capacities has terminated;

(ii)    no Stock Options will be considered Incentive Stock Options unless exercised within three (3) months of termination of Service, except to the extent that such Stock Options are exercised, after the death or Disability of the grantee, within one (1) year following termination of Service and provided, however, in order to obtain Incentive Stock Option treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of Service;

(iii)    upon termination of Service for reason of Disability or death, Restricted Stock Awards that are subject to the satisfaction of specific performance-measures shall vest at the date of death or Disability, based on the period of the grantee’s active employment and assuming achievement of the performance measures at the target level;

(iv)    upon termination of Service due to Retirement, Restricted Stock Awards that are subject to the satisfaction of specific performance-measures shall vest in the manner provided in Section 12(f);

(v)    no Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such Stock Option is exercised more than one (1) year following termination of Service due to Disability and provided, however, in order to obtain Incentive Stock Option treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of Service; and

(vi)    the effect of a Change in Control on the vesting/exercisability or other applicable conditions of any Award shall be as set forth in Article 19.

SECTION 17    FORFEITURE EVENTS

(a)In the event that the grantee violates the terms of the separately executed Non-Competition, Non-Solicitation and Non-Disclosure Agreement, or any agreement he or she may enter into with the Company or its Subsidiaries addressing the issues of non-competition, non-solicitation and non-disclosure, any and all benefits and Awards due hereunder to said grantee shall be void and forfeited, and any benefits previously distributed to the grantee shall be subject to recoupment by the Company.

(b)The Committee may specify in an Award agreement that the grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but shall not be limited to, termination of employment for Cause, termination of the grantee’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or other conduct of the grantee that is detrimental to the business or reputation of the Company or any Subsidiary.

(c)      If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any grantee who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or any similar securities law shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance of filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any grantee reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

SECTION 18    AMENDMENTS AND TERMINATION

    (a)    General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award agreement, provided that no amendment or termination (except as provided in Section 3(b) or 3(c)) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected grantee (or, if the grantee is not then living, the affected beneficiary), adversely impair the rights of any grantee or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to grantees under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3(b); or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders. Except as provided in Section 3(b) or 3(c), in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants.
(b)    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award agreement to the contrary, the Committee may amend the Plan or an Award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each grantee agrees and consents to any amendment made pursuant to this Section 18 to any Award granted under the Plan without further consideration or action.
SECTION 19    STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than the contractual rights of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 20    CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 20:
(a)    [Intentionally omitted]

(b)    [Intentionally omitted]

(c)    Prior to the exercise or payment of any Award that has become exercisable or payable as a result of a Change of Control, the Company shall determine whether Code Section 280G (governing golden parachute payments) applies to such payment. If the Company determines that Code Section 280G does apply, the Company and any affected grantee shall amend the relevant Award agreements to comply with Code Section 280G, and establish payment amounts and schedules that comply with the requirements of Code Section 280G.

(d)    “Change of Control” shall mean the occurrence of any one of the following events:

(i)[Intentionally omitted]

(ii)    any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(iii)    persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iv)    the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

(v)    the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).
SECTION 21    GENERAL PROVISIONS

(a)    Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award agreement signed by the grantee. A copy of the Award agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the grantee.

(b)    Vesting. Notwithstanding anything to the contrary herein, if the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or a Subsidiary, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the grantee’s death, Disability, or a Change in Control). If the Committee does not specify the vesting period of an Award (other than an Award conditioned on the satisfaction of performance measures), the Award shall vest at the rate of twenty percent (20%) per year, commencing one year after the date of grant.

(c)    No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(d)    Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have electronically mailed, hand-delivered and/or mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(e)    Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any grantee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

(f)    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board or the Committee, as applicable, from adopting other or additional compensation arrangements or granting awards of stock, options, or stock appreciation rights other than under the Plan in an arrangement that is or is not intended to qualify under Code Section 162(m), and in each instance such arrangements may be either generally applicable or applicable only in specific cases.

(g)    No Employment Rights or Rights to Future Awards. The Plan does not constitute a contract of employment, and selection as a grantee will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(h)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(i)    Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be in writing on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, if the designated beneficiaries have predeceased the grantee, or if the Committee is in doubt as to the entitlement of any such beneficiary to an Award, then the Committee may determine to recognize grantee’s estate as the beneficiary, in which case the Company, the Committee and the members thereof shall have no further liability to anyone.

(j)    Specified Employees. If a Covered Employee in the Plan is classified as a so-called “Specified Employee” of the Company or a subsidiary of the Company and if the 409A “Specified Employee” restriction is applicable, any Code Section 409A deferred compensation payable under this Plan or any other deferred compensation project subject to Code Section 409A, may not be made before the date which is six (6) months after the date of the Covered Employee’s separation from service (or, if earlier, the date of the Covered Employee’s death) in accordance with Code Section 409A(a)(2)(B)(i) and the Treasury Regulations issued thereunder.

(k)    Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a grantee (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the grantee’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the grantee’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

(l)    Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 22    EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.
SECTION 23    GOVERNING LAW

(a)    General. This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maine, applied without regard to conflict of law principles, except as superseded by applicable federal law. The federal and state courts located nearest to the Company’s home office in the State of Maine shall have exclusive jurisdiction over any claim, complaint, or lawsuit brought under the terms of the Plan. By accepting any Award under the Plan, each grantee, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
(b)    Code Section 409A. All Options and Stock Appreciation Rights issued hereunder are intended to be exempt from the application of Code Section 409A and shall be issued at an exercise price of Fair Market Value on the date of the grant. The Restricted Stock Awards under Section 7 are issued in compliance with Code Section 83 and are thereby exempt from Code Section 409A. Except as provided in Section 8(g) above, all other compensation provided hereunder is intended to qualify for an exemption from Code Section 409A due to the fact that such compensation is immediately taxable and therefore does not constitute “deferred compensation” under Code Section 409A, or will be distributed within the so-called “short-term deferral period” after vesting. Any interpretations or administrative actions necessary to implement these provisions shall be made so that such Options, Stock Appreciation Rights or compensation is exempt from compliance with Code Section 409A, except for the deferred compensation plan described in Section 8(g) above, which will be administered and operated in compliance with Code Section 409A.
SECTION 24    VALIDITY

If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as is such illegal or invalid provision had never been included herein.

SECTION 25    NOTICE

Unless otherwise provided in an Award agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)      in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)      in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)      in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Senior Vice President of Human Resources.

SECTION 26    CONSTRUCTION
In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)      references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(b)      in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(c)      references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(d)      indications of time of day means Eastern Standard Time (EST) time;

(e)      “including” means “including, but not limited to”;

(f)      all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(g)      all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(h)      the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(i)      any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(j)      all accounting terms not specifically defined herein shall be construed in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

EXHIBIT B

Filing Fee $50.00
DOMESTIC BUSINESS CORPORATION
STATE OF MAINE
ARTICLES OF AMENDMENT

Deputy Secretary of State
A True Copy When Attested By Signature
Camden National Corporation
(Name of Corporation)	Deputy Secretary of State

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST:	The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A attached, was adopted on (date) April 25, 2017.
The amendment was duly approved as follows: (“X” one box only.)
☐    by the incorporators - shareholder approval was not required OR
☐    by the board of directors - shareholder approval was not required OR
☒    by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND:
If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit ____ or as follows:

THIRD:	The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is __________________________________.

DATED April 25, 2017	*By
(signature of any duly authorized person)
Gregory A. Dufour, President and CEO
(type or print name and capacity)

EXHIBIT A
AMENDMENT TO
THE ARTICLES OF INCORPORATION OF
CAMDEN NATIONAL CORPORATION
Exhibit A-1 of the Articles of Incorporation of Camden National Corporation is hereby amended and restated in its entirety to read as follows:
Exhibit A - 1. The number of authorized shares of common stock with no par value shall be increased from 20,000,000 to 40,000,000.